                                                                EXHIBIT 4.1 (c)

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                   PIERCE LEAHY COMMAND COMPANY, as Issuer,

          PIERCE LEAHY CORP., for Itself and as a Domestic Guarantor

                                      and

                       THE BANK OF NEW YORK, as Trustee

                        ------------------------------

                                   INDENTURE

                           Dated as of April 7, 1998

                        ------------------------------

                                 $135,000,000

                         8-1/8% Senior Notes due 2008


================================================================================

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

ARTICLE 1.  DEFINITIONS AND INCORPORATION
            BY REFERENCE..............................................   1
        Section 1.1.  Definitions.....................................   1
        Section 1.2.  Other Definitions...............................  31
        Section 1.3.  Incorporation by Reference of Trust
                      Indenture Act...................................  32
        Section 1.4.  Rules of Construction...........................  32

ARTICLE 2.  THE NOTES.................................................  33
        Section 2.1.  Dating; Incorporation of Form in
                      Indenture.......................................  33
        Section 2.2.  Execution and Authentication....................  34
        Section 2.3.  Registrar and Paying Agent......................  36
        Section 2.4.  Paying Agent to Hold Money in Trust.............  36
        Section 2.5.  Noteholder Lists................................  37
        Section 2.6.  Transfer and Exchange...........................  37
        Section 2.7.  Replacement Notes...............................  41
        Section 2.8.  Outstanding Notes...............................  42
        Section 2.9.  Temporary Notes.................................  42
        Section 2.10. Cancellation....................................  42
        Section 2.11. Defaulted Interest..............................  43
        Section 2.12. Deposit of Moneys...............................  43
        Section 2.13. CUSIP Number....................................  44
        Section 2.14. Restrictive Legends.............................  44
        Section 2.15. Special Transfer Provisions; Proxies............  46

ARTICLE 3.  REDEMPTION................................................  49
        Section 3.1.  Notices to Trustee..............................  49
        Section 3.2.  Selection by Trustee of Notes to Be Redeemed....  50
        Section 3.3.  Notice of Redemption............................  50
        Section 3.4.  Effect of Notice of Redemption..................  52
        Section 3.5.  Deposit of Redemption Price.....................  52
        Section 3.6.  Notes Redeemed in Part..........................  53
        Section 3.7.  Optional Redemption.............................  53
        Section 3.8.  Redemption for Changes in Canadian Withholding
                      Taxes...........................................  53

ARTICLE 4.  COVENANTS.................................................  54
        Section 4.1.  Payment of Notes................................  54
        Section 4.2.  SEC Reports.....................................  54
        Section 4.3.  Waiver of Stay, Extension or Usury Laws.........  55
        Section 4.4.  Compliance Certificate..........................  56
        Section 4.5.  Taxes...........................................  57
        Section 4.6.  Limitation on Additional Indebtedness...........  57
        Section 4.7.  Limitation on Preferred Stock of Restricted
                      Subsidiaries....................................  58
        Section 4.8.  Limitation on Capital Stock of Restricted
                      Subsidiaries....................................  58
        Section 4.9.  Limitation on Restricted Payments...............  59
        Section 4.10. Limitation on Certain Asset Sales...............  61
        Section 4.11. Limitation on Transactions with Affiliates......  65
        Section 4.12. Limitations on Liens............................  67
        Section 4.13. Limitations on Investments......................  67
        Section 4.14. Limitation on Creation of Subsidiaries..........  67
        Section 4.15. Limitation on Senior Subordinated Debt..........  68
        Section 4.16. Limitation on Sale and Lease-Back Transactions..  69
        Section 4.17. Payments for Consent............................  69
        Section 4.18. Corporate Existence.............................  69
        Section 4.19. Change of Control...............................  70
        Section 4.20. Maintenance of Office or Agency.................  73
        Section 4.21. Maintenance of Properties and Insurance.........  74
        Section 4.22. Additional Amounts..............................  75

ARTICLE 5.  SUCCESSOR CORPORATION.....................................  77
        Section 5.1.  Limitation on Consolidation, Merger and Sale
                      of Assets.......................................  77
        Section 5.2.  Successor Person Substituted....................  78

ARTICLE 6.  DEFAULTS AND REMEDIES.....................................  79
        Section 6.1.  Events of Default...............................  79
        Section 6.2.  Acceleration....................................  81
        Section 6.3.  Other Remedies..................................  82

        Section 6.4.  Waiver of Past Defaults and Events of Default...  83
        Section 6.5.  Control by Majority.............................  83
        Section 6.6.  Limitation on Suits.............................  83
        Section 6.7.  Rights of Holders to Receive Payment............  84
        Section 6.8.  Collection Suit by Trustee......................  84
        Section 6.9.  Trustee May File Proofs of Claim................  85
        Section 6.10. Priorities......................................  86
        Section 6.11. Undertaking for Costs...........................  86
        Section 6.12. Restoration of Rights and Remedies..............  87

ARTICLE 7.  TRUSTEE...................................................  87
        Section 7.1.  Duties of Trustee...............................  87
        Section 7.2.  Rights of Trustee...............................  89
        Section 7.3.  Individual Rights of Trustee....................  90
        Section 7.4.  Trustee's Disclaimer............................  90
        Section 7.5.  Notice of Defaults..............................  90
        Section 7.6.  Reports by Trustee to Holders...................  90
        Section 7.7.  Compensation and Indemnity......................  91
        Section 7.8.  Replacement of Trustee..........................  92
        Section 7.9.  Successor Trustee by Consolidation, Merger or
                      Conversion......................................  94
        Section 7.10. Eligibility; Disqualification...................  94
        Section 7.11. Preferential Collection of Claims Against Issuer
                      and Pierce Leahy................................  94
        Section 7.12. Paying Agents...................................  95

ARTICLE 8.  AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................  95
        Section 8.1.  Without Consent of Holders......................  95
        Section 8.2.  With Consent of Holders.........................  96
        Section 8.3.  Compliance with Trust Indenture Act.............  98
        Section 8.4.  Revocation and Effect of Consents...............  98
        Section 8.5.  Notation on or Exchange of Notes................  99
        Section 8.6.  Trustee to Sign Amendments, etc.................  99

ARTICLE 9.  DISCHARGE OF INDENTURE; DEFEASANCE............................  100
        Section 9.1.   Discharge of Indenture.............................  100
        Section 9.2.   Legal Defeasance...................................  100
        Section 9.3.   Covenant Defeasance................................  101
        Section 9.4.   Conditions to Defeasance or Covenant Defeasance....  102
        Section 9.5.   Deposited Money and U.S. Government Obligations
                       to Be Held in Trust; Other Miscellaneous
                       Provisions.........................................  104
        Section 9.6.   Reinstatement......................................  105
        Section 9.7.   Moneys Held by Paying Agent........................  105
        Section 9.8.   Moneys Held in Trust...............................  106

ARTICLE 10. GUARANTEE OF NOTES............................................  107
        Section 10.1.  Guarantee..........................................  107
        Section 10.2.  Execution and Delivery of Guarantees...............  108
        Section 10.3.  Limitation of Guarantee............................  109
        Section 10.4.  Release of Guarantor...............................  109
        Section 10.5.  Domestic Guarantee Obligations Subordinated to
                       Domestic Guarantor Senior Indebtedness.............  110
        Section 10.6.  Payment Over of Proceeds upon Dissolution,
                       etc., of a Domestic Guarantor......................  110
        Section 10.7. Suspension of Domestic Guarantee Obligations When Domestic Guarantor Senior Indebtedness in Default.. 113
        Section 10.8.  Subrogation to Rights of Holders of Domestic
                       Guarantor Senior Indebtedness......................  116
        Section 10.9.  Domestic Guarantee Subordination Provisions Solely
                       to Define Relative Rights..........................  116
        Section 10.10. Rights of Trustee as a Holder of Domestic Guarantor
                       Senior Indebtedness; Preservation of Trustee's
                       Rights.............................................  118
        Section 10.11. Trustee's Relation to Domestic Guarantor Senior
                       Indebtedness.......................................  118

        Section 10.12.  Trustee to Effectuate Subordination...............  118
        Section 10.13.  No Waiver of Subordination Provisions.............  119
        Section 10.14.  Notice to Trustee.................................  120
        Section 10.15.  Reliance on Judicial Order or Certificate of
                        Liquidating Agent.................................  121
        Section 10.16.  Article Applicable to Paying Agents...............  121
        Section 10.17.  No Suspension of Remedies.........................  122
        Section 10.18.  Canadian Guarantee Obligations Senior Ranking.....  122

ARTICLE 11.  MISCELLANEOUS................................................  122
        Section 11.1.   Trust Indenture Act Controls......................  122
        Section 11.2.   Notices...........................................  123
        Section 11.3.   Communications by Holders with Other Holders......  124
        Section 11.4.   Certificate and Opinion as to Conditions Precedent  124
        Section 11.5.   Statements Required in Certificate and Opinion....  125
        Section 11.6.   When Treasury Notes Disregarded...................  125
        Section 11.7.   Rules by Trustee and Agents.......................  126
        Section 11.8.   Business Days; Legal Holidays.....................  126
        Section 11.9.   Governing Law.....................................  126
        Section 11.10.  No Adverse Interpretation of Other Agreements.....  126
        Section 11.11.  No Recourse Against Others........................  127
        Section 11.12.  Successors........................................  128
        Section 11.13.  Multiple Counterparts.............................  128
        Section 11.14.  Table of Contents, Headings, etc..................  128
        Section 11.15.  Separability......................................  128

                             CROSS-REFERENCE TABLE

  TIA                                                      Indenture
Section                                                     Section
---------------------------------------------------------------------

310 (a)(1).........................................           7.10
    (a)(2).........................................           7.10
    (a)(3).........................................           N.A.
    (a)(4).........................................           N.A.
    (b)............................................       7.8;13.2
    (b)(1).........................................           7.10
    (b)(9).........................................           7.10
    (c)............................................           N.A.
311 (a)............................................           7.11
    (b)............................................           7.11
    (c)............................................           N.A.
312 (a)............................................            2.5
    (b)............................................           13.3
    (c)............................................           13.3
313 (a)............................................            7.6
    (b)(1).........................................            7.6
    (b)(2).........................................            7.6
    (c)............................................           13.2
    (d)............................................            7.6
314 (a)............................................   4.2;4.4;13.2
    (b)............................................           12.2
    (c)(1)......................................... 12.2;13.4;13.5
    (c)(2)......................................... 12.2;13.4;13.5
    (c)(3).........................................           N.A.
    (d)............................................           12.2
    (e)............................................      12.3;13.5
    (f)............................................           N.A.
315 (a)............................................        7.1;7.2
    (b)............................................      7.5; 13.2
    (c)............................................            7.1
    (d)............................................    6.5;7.1;7.2
    (e)............................................           6.11
316 (a) (last sentence)............................           13.6
    (a)(1)(A)......................................            6.5
    (a)(1)(B)......................................            6.4
    (a)(2).........................................            8.2
    (b)............................................            6.7
    (c)............................................            8.4
317 (a)(1).........................................            6.8
    (a)(2).........................................            6.9
    (b)............................................           7.12
318 (a)............................................           13.1

    N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of April 7, 1998, by and among PIERCE LEAHY COMMAND COMPANY, a Nova Scotia unlimited liability company, as Issuer (the "Issuer"), PIERCE LEAHY CORP., a Pennsylvania corporation, for itself and as a Domestic Guarantor ("Pierce Leahy"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 8-1/8% Senior Notes due 2008 (the "Notes").


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

 Section 1.1.  Definitions.
               -----------

          "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from a Person.

          "Acquisition EBITDA" means, without duplication, (i) EBITDA for the last four fiscal quarters for which financial statements are available at the date of determination (the "Acquisition EBITDA Period") with respect to a business or Person which has been acquired by Pierce Leahy or one of its Restricted Subsidiaries or which is the subject of a binding acquisition agreement requiring the calculation of EBITDA for purposes of Section 4.6 and, in each case, with respect to which financial results on a consolidated basis with Pierce Leahy or one of its Restricted Subsidiaries have not been made available for an entire fiscal quarter; plus (ii) in connection with any such acquisition, projected quantifiable improvements in operating results due to cost reductions calculated in good faith, by Pierce Leahy or one of its Restricted Subsidiaries through a Board Resolution certified by an Officers' Certificate filed with the Trustee (calculated on a pro forma basis for the Acquisition EBITDA Period as if the program had been implemented at the beginning of the Acquisition EBITDA Period), without giving effect to any operating losses of the acquired Person. Each such Officers' Certificate shall be signed by the Chief Financial Officer and another officer of Pierce Leahy. The Trustee may rely on such Officers' Certificate (subject to the provisions of Section 7.1 of this Indenture). Acquisition EBITDA of a business shall be a fixed number determined as of the date the calculation of EBITDA for purposes of Section 4.6 is first required with respect to the acquisition of such business (the "Determination Date") and shall be utilized from the Determination Date through the date financial results are available for the first full fiscal quarter following the acquisition (following which the actual EBITDA of such business or Person shall be included in the EBITDA of Pierce Leahy). For purposes of determining Acquisition EBITDA with respect to the acquisition of a particular business or Person, Acquisition EBITDA shall include not only the Acquisition EBITDA of such business or Person, but also the Acquisition EBITDA of any business previously acquired by Pierce Leahy or a Restricted Subsidiary or the subject of a pending acquisition agreement to the extent that, as of the Determination Date, the financial results for such business or Person on a consolidated basis with Pierce Leahy for a full fiscal quarter subsequent to its acquisition by Pierce Leahy or a Restricted Subsidiary are not yet available.

          "Adjusted EBITDA" means, without duplication, for any Person, the sum of (a) EBITDA of such Person and its Restricted Subsidiaries for the most recent fiscal quarter for which internal financial statements are available, multiplied by four and (b) Acquisition EBITDA.

          "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Asset Sale" means the sale, transfer or other disposition (other than to Pierce Leahy or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $500,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of Pierce Leahy, (b) all or substantially all of the assets of Pierce Leahy or of any Restricted Subsidiary thereof, (c) real property of Pierce Leahy or a Restricted Subsidiary or (d) all or substantially all of the assets of any business property, or part thereof, owned by Pierce Leahy or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of Pierce Leahy or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases,
         --------
conveyances, transfers or other dispositions to Pierce Leahy or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Sub-sidiary, (ii) transactions complying with Section 5.1 and (iii) transfers or other distributions of assets which constitute (1) Permitted Investments or (2) Restricted Payments made in compliance with Section 4.9.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by Pierce Leahy or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale; (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale, (d) payments made to retire Indebtedness secured by the assets subject to such Asset Sale and (e) deduction of appropriate amounts to be provided by Pierce Leahy or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Pierce Leahy or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by Pierce Leahy or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as of the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) or (iii)(b) of Section 4.10(a) and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of Section 4.10(a).

          "Board of Directors" means the board of directors of the Issuer, Pierce Leahy or a Guarantor, as appropriate, or any committee authorized to act therefor.

          "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer, Pierce Leahy or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

          "Canadian Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees of the Obligations of the Issuer with respect to the Notes by each Canadian Guarantor pursuant to the terms of Article 10 hereof, substantially in the form set forth as Exhibit F.

          "Canadian Guarantor" means, Archivex Limited, a Nova Scotia company, and each future Subsidiary of Pierce Leahy organized under the laws of Canada or any province thereof, which is not prohibited by the laws of Canada or any province thereof from acting as a guarantor of the Notes and this Indenture and which has either assets or shareholders' equity in excess of $5,000, and "Canadian Guarantors" means such entities collectively.

          "Canadian Guarantor Senior Indebtedness," as to any Canadian Guarantor, means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with, (a) such Canadian Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Issuer, Pierce Leahy or any Restricted Subsidiaries, in each case, owed to lenders under or in respect of the Credit Facility, (b) all obligations of such Canadian Guarantor with respect to any Interest Rate Agreement or any guarantee thereof, (c) all obligations of such Canadian Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments and all obligations of such Canadian Guarantor with respect to guarantees of such reimbursement obligations, (d) all other Indebtedness of such Canadian Guarantor which does not provide that it is subordinate to the Canadian Guarantees and (e) all deferrals, renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Canadian Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Canadian Guarantor Senior Indebtedness will not include (i) Indebtedness of such Canadian Guarantor to any of its Subsidiaries, (ii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Canadian Guarantor Senior Indebtedness, (iii) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (iv) Indebtedness (other than that described in clause (a) above) incurred in violation of this Indenture.

          "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebted-ness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Change of Control" will be deemed to have occurred at such time as
(i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the total voting power of the Common Stock of Pierce Leahy, (ii) there shall be consummated any consolidation or merger of Pierce Leahy in which Pierce Leahy is not the continuing or surviving corporation or pursuant to which the Common Stock of Pierce Leahy would be converted into cash, securities or other property, other than a merger or consolidation of Pierce Leahy in which the holders of the Common Stock of Pierce Leahy outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Pierce Leahy (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Pierce Leahy has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Pierce Leahy.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its

Subsidiaries on a consolidated basis for such period (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Preferred Stock of a Subsidiary, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of Pierce Leahy).

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in
--------  -------
which the Person in question or any of its Subsidiaries has less than a 99% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question, which Subsidiary is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the 1996 Indenture, the 1997 Indenture or this Indenture) shall be excluded to the extent of such restriction or limitation (provided that if any such restriction or limitation by its terms takes effect upon the occurrence of a default or event of default, such exclusion shall become effective only upon the occurrence of such default or event of default which is continuing), (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and
(d) extraordinary, unusual and non-recurring gains and losses shall be excluded.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street-21W, New York, New York 10286.

          "Credit Facility" means the credit agreement or credit agreements in existence on the date hereof by and among Pierce Leahy, any or all of the Restricted Subsidiaries and any one or more lenders from time to time parties thereto, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund in whole or in part the borrowings and then maximum commitments under the Credit Facility or such agreement (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Facility or other credit agreements or otherwise). Pierce Leahy shall promptly notify in writing by means of an Officers' Certificate the Trustee of any such refunding, replacement, restructuring or refinancing of the Credit Facility.

          "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness," as to the Issuer, Pierce Leahy or any other Guarantor, as the case may be, means any Senior Indebtedness (a) under the Credit Facility, or (b) which at the time of determination exceeds $15,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility and (x) unless such designation is prohibited by the Credit Facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and (y) as to which the Trustee has been given written notice by means of an Officers' Certificate of such designation.

          "Disqualified Capital Stock" means any Capital Stock of Pierce Leahy or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of Pierce Leahy and (ii) any Preferred Stock of Pierce Leahy, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or Pierce Leahy is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of Pierce
                            --------  -------
Leahy or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a Change of Control of Pierce Leahy or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described in Section 4.19, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that
                                                       --------  -------
Capital Stock owned by Pierce Leahy or a Wholly-Owned Subsidiary shall not constitute Disqualified Capital Stock.

          "Domestic Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees of the Obligations of the Issuer with respect to the Notes and the Indenture by each Domestic Guarantor pursuant to the terms of Article 10 hereof, substantially in the form set forth as Exhibit E.

          "Domestic Guarantor" means, Pierce Leahy, Advanced Box, Inc., a Delaware corporation, Monarch Box, Inc., a Delaware corporation, and each future Restricted Subsidiary of Pierce Leahy organized under the laws of the United States, any state thereof or the District of Columbia and which has assets or shareholders' equity in excess of $5,000, and "Domestic Guarantors" means such entities, collectively.

          "Domestic Guarantor Senior Indebtedness," as to any Domestic Guarantor, means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with, (a) such Domestic Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Issuer, Pierce Leahy or any Restricted Subsidiaries, in each case, owed to lenders under or in respect of the Credit Facility, (b) all obligations of such Domestic Guarantor with respect to any Interest Rate Agreement or any guarantee thereof, (c) all obligations of such Domestic Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments and all obligations of such Domestic Guarantor with respect to guarantees of such reimbursement obligations, (d) all other Indebtedness of such Domestic Guarantor which does not provide that it is to rank pari passu
                                                                  ---- -----
with or subordinate to the Domestic Guarantees and (e) all deferrals, renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Domestic Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Domestic Guarantor Senior Indebtedness will not include (i) Indebtedness of such Domestic Guarantor to any of its Subsidiaries,
(ii) Indebtedness represented by the Domestic Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Domestic Guarantor Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of this Indenture.

          "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus
(iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles and other deferred financing fees for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, plus
(vii) Permitted Tax Distributions, except that with respect to Pierce Leahy each of the foregoing items shall be determined on a consolidated basis with respect to Pierce Leahy and its Restricted Subsidiaries only.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the 8-1/8% Senior Notes due 2008 to be issued in exchange for the Initial Notes pursuant to the Registration Agreement.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

          "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Issuer with respect to the Notes and this Indenture by each Guarantor, if any, pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit E or Exhibit F, as applicable, and which shall include, without limitation, each Domestic Guarantee and each Canadian Guarantee.

          "Guarantor" means Pierce Leahy and each Restricted Subsidiary of Pierce Leahy that is or hereafter becomes a Guarantor pursuant to Section 4.14 including, without limitation each Domestic Guarantor and each Canadian Guarantor, and "Guarantors" means such entities, collectively.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording (other than previously recorded), as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided
                                                                   --------
that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means, without duplication, with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property
(excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided,
                                                                   --------
however, that if such obligation or obligations shall not have been assumed, the
-------
amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that, in the case of any such letters of
                            --------
credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (v) in the case of Pierce Leahy, Disqualified Capital Stock of Pierce Leahy or any Restricted Subsidiary thereof, and (vi) obligations of any such Persons under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for Federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of Pierce Leahy or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness and Liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "1996 Indenture" means the indenture dated as of July 16, 1996 between Pierce Leahy and United States Trust Company of New York, as Trustee, as amended, restated or supplemented from time to time.

          "1997 Indenture" means the indenture dated as of July 7, 1997 between Pierce Leahy and The Bank of New York, as Trustee, as amended, restated or supplemented from time to time.

          "Initial Notes" means the 8-1/8% Senior Notes due 2008 of the Issuer issued on the Issue Date for so long as such Notes constitute Restricted Securities (which interest rate is subject to increase as provided therein).

          "Initial Purchasers" means, collectively, Salomon Brothers Inc, CIBC Oppenheimer Corp. and PaineWebber Incorporated.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

          "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by Pierce Leahy or a Restricted Subsidiary in connection with an acquisition of assets which is otherwise permitted by the terms of this Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchases or redemptions of securities of any Person by such Person.

          "Issue Date" means the date the Notes are first issued by the Issuer and authenticated by the Trustee under this Indenture.

          "Issuer" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Issuer Request" means any written request signed in the name of the Issuer by any two of the following: the Chief Executive Officer; the President; any Vice President; the Chief Financial Officer; the Treasurer; or the Secretary or any Assistant Secretary (but not both the Secretary and any Assistant Secretary) of the Issuer.

          "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity Date" means May 15, 2008.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP minus Permitted Tax Distributions with respect to such period, and excluding any foreign currency translation gains or losses added or deducted, as applicable, in the computation of Net Income.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by Pierce Leahy or a Restricted Subsidiary, the aggregate net proceeds received by Pierce Leahy or a Restricted Subsidiary, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Pierce Leahy or a Restricted Subsidiary which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to Pierce Leahy or a Restricted Subsidiary upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on
                                                                        ----
account of fractional shares and less all expenses incurred by Pierce Leahy or any Restricted Subsidiary in connection therewith) and (c) in the case of any issuance of any Indebtedness by Pierce Leahy or a Restricted Subsidiary, the aggregate net cash proceeds received by such Person after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

          "1996 Notes" means the 11-1/8% Senior Subordinated Notes of Pierce Leahy due 2006.

          "1997 Notes" means the 9-1/8% Senior Subordinated Notes of Pierce Leahy due 2007.

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

          "Notes" means, collectively, the Initial Notes and the Exchange Notes, that are issued under this Indenture, as amended, restated or supplemented from time to time pursuant to this Indenture.

          "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

          "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Issuer, Pierce Leahy or a Guarantor, or any other officer designated by the Board of Directors, as the case may be.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, the Controller, any Treasurer or any Secretary or Assistant Secretary of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

          "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

          "Permitted Holders" means, collectively, Leo W. Pierce, Sr., his children or other lineal descendants (whether adoptive or biological), the spouses of any of the foregoing and any probate estate of any such individual and any trust, so long as one or more of the foregoing individuals is the principal beneficiary of such trust, and any other partnership, corporation or other entity all of the partners, shareholders, members or owners of which are any one or more of the foregoing.

          "Permitted Indebtedness" means:

          (i) Indebtedness of Pierce Leahy or any Restricted Subsidiary arising under or in connection with the Credit Facility in an aggregate amount at any one time outstanding not to exceed $100 million;

          (ii) Indebtedness of the Issuer (and related guarantees) or a Canadian Guarantor arising under or in connection with the Credit Facility in an aggregate amount at any one time outstanding not to exceed Cdn. $40 million;

          (iii) Indebtedness under the 1997 Notes and the guarantees thereof;

          (iv) Indebtedness under the 1996 Notes and the guarantees thereof;

          (v)  Indebtedness under the Notes and the Guarantees;

          (vi) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

          (vii) Indebtedness of Pierce Leahy to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Pierce Leahy or another Restricted Subsidiary;

          (viii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the consolidated total assets of Pierce Leahy and its Subsidiaries;

          (ix) Interest Rate Agreements;

          (x) additional Indebtedness of Pierce Leahy or a Restricted Subsidiary not to exceed an aggregate of $3,000,000 in principal amount outstanding at any time; and

          (xi) Refinancing Indebtedness.

          "Permitted Investments" means, for any Person, Investments made on or after the date of this Indenture consisting of:

          (i) Investments by Pierce Leahy, or by a Restricted Subsidiary thereof, in Pierce Leahy or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by Pierce Leahy, or by a Restricted Subsidiary, in a Person (or in all or substantially all of the business or assets of a business or a Person), if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of Pierce Leahy, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Pierce Leahy or a Restricted Subsidiary thereof or (c) such business or assets are owned by Pierce Leahy or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees not to exceed $500,000 in the aggregate at any one time outstanding, plus any loans which may be required to be made under Pierce Leahy's Nonqualified Stock Option Plan in an amount not to exceed $2,000,000;

          (v) an Investment that is made by Pierce Leahy or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Pierce Leahy or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted by Section 4.10;

          (vi) accounts receivable of Pierce Leahy and its Restricted Subsidiaries generated in the ordinary course of business;

          (vii) Investments existing on the Issue Date; and

          (viii) Investments for any purpose not to exceed $2,000,000.

          "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any Person or business existing at the time such Person becomes a Restricted Subsidiary of Pierce Leahy or at the time such Person is merged into or consolidated with Pierce Leahy or any of its Restricted Subsidiaries or at the time such business is acquired by Pierce Leahy or a Restricted Subsidiary, provided that such Liens are not incurred in
                            --------
anticipation of such Person becoming a Restricted Subsidiary of Pierce Leahy or merging into or consolidating with Pierce Leahy or any of its Restricted Subsidiaries or such business being acquired by Pierce Leahy or a Restricted Subsidiary, (ii) Liens securing Refinancing Indebtedness, provided that any such
                                                          --------
Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of Pierce Leahy or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds or mortgages on real property, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (a) any such Lien is created
                                --------
solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding, (viii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (ix) Liens securing Capitalized Lease Obligations or mortgage loans related to real property permitted to be incurred under clause (viii) of the definition of "Permitted Indebtedness," provided that such Lien does not
                                            --------
extend to any property other than that subject to the underlying lease, (x) Liens securing Designated Senior Indebtedness, (xi) easements or minor defects or irregularities in title and other similar charges or encumbrances on Property not interfering in any material respect with Pierce Leahy's or any Restricted Subsidiary's use of such Property, (xii) Liens existing on the date of this Indenture, (xiii) pledges or deposits made in the ordinary course of business (a) in connection with (1) leases, performance bonds and similar bonds or (2) workers' compensation, unemployment insurance and other social security legislation or (b) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of Pierce Leahy or a Subsidiary thereof or (2) in connection with judgments that do not give rise to an Event of Default and which do not exceed $3,000,000 in the aggregate, (xiv) Liens securing Interest Rate Agreements entered into with any lender under the Credit Facility or any Affiliate thereof and any guarantees thereof and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

          "Permitted Tax Distributions" means, with respect to any period for which Pierce Leahy was taxed as an S corporation or other pass-through entity for Federal income tax purposes, distributions to the holders of Capital Stock of Pierce Leahy based on estimates of the highest amount of federal, state and local income tax per share of Capital Stock that any holder of Capital Stock of Pierce Leahy would be required to pay as a result of Pierce Leahy's being treated as a pass-through entity for income tax purposes.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means a public offering by Pierce Leahy of shares of its Capital Stock and any and all rights, warrants or options to acquire such Capital Stock.

          "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness of Pierce Leahy or a Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by Pierce Leahy or its Restricted Subsidiaries pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes with respect to Indebtedness of the Issuer and the relevant Guarantee with respect to the Indebtedness of a Guarantor to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Issuer or any Guarantor may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Issuer or any Guarantor.

          "Registration Agreement" means the Registration Agreement dated the Issue Date by and among the Issuer, Pierce Leahy and Salomon Brothers Inc, as amended from time to time.

          "Regulation S" means Regulation S under the Securities Act.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Pierce Leahy or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Pierce Leahy or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to Pierce Leahy or to a Wholly-Owned Subsidiary of Pierce Leahy); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Pierce Leahy or any of its Restricted Subsidiaries (other than Capital Stock owned by Pierce Leahy or a Wholly-Owned Subsidiary of Pierce Leahy, excluding Disqualified Capital
Stock); (iii) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on, any Indebtedness which is subordinated in right of payment to (x) the Notes with respect to such an action by the Issuer or (y) to the respective Guarantee with respect to such an action by a Guarantor, in each case, (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment; (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by Pierce Leahy; and (vi) forgiveness of any Indebtedness of an Affiliate of Pierce Leahy (other than a Restricted Subsidiary) to Pierce Leahy or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value in the good faith determination of the Board of Directors. It is agreed that any payments made to Leo W. Pierce, Sr. or his spouse pursuant to a pension obligation of Pierce Leahy in the annual amount of $96,000 shall not constitute a Restricted Payment.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided however that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means a Subsidiary of Pierce Leahy having either assets or shareholders' equity in excess of $5,000 other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Pierce Leahy existing as of the Issue Date having either assets or shareholders' equity in excess of $5,000. The Board of Directors of Pierce Leahy may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), Pierce Leahy or a Restricted Subsidiary could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.6.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by Pierce Leahy or any Restricted Subsidiary of Pierce Leahy of any real or tangible personal Property, which Property (i) has been or is to be sold or transferred by Pierce Leahy or such Restricted Subsidiary to such Person in contemplation of such leasing and (ii) would constitute an Asset Sale if such property had been sold in an outright sale thereof.

          "S&P" means Standard & Poor's Ratings Group and its successors.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of Pierce Leahy or its Restricted Subsidiaries owed to lenders under or in respect of the Credit Facility, (b) all obligations of Pierce Leahy or its Restricted Subsidiaries with respect to any Interest Rate Agreement, (c) all obligations of Pierce Leahy or its Restricted Subsidiaries to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of Pierce Leahy or its Restricted Subsidiaries which does not provide that (1) with respect to Indebtedness of the Issuer or a Canadian Guarantor, such Indebtedness is subordinate to the Notes or such Canadian Guarantee, as applicable, and (2) with respect to Indebtedness of a Domestic Guarantor, such Indebtedness is to rank pari
                                        ----
passu with or subordinate to such Domestic Guarantee and (e) all deferrals,
-----
renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of Pierce
Leahy to any of its Subsidiaries, (ii) Indebtedness represented by any Domestic Guarantees, (iii) Indebtedness represented by the 1996 Notes, the 1997 Notes and their respective guarantees; (iv) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (v) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (vi) Indebtedness (other than that described in clause (a) above) incurred in violation of this Indenture.

          "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "Temporary Cash Investments" means (i) Investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by S&P's Rating Group and A-2 by Moody's, maturing within 365 days of purchase; (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in clauses (i) and (ii) above; (iv) any security maturing not more than 180 days after the date of acquisition, backed by a stand-by or direct pay letter of credit issued by a bank meeting the qualifications described in clause (ii) above; or (v) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Pierce Leahy) organized and existing under the laws of the United States of America or any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" by Moody's or "A-1" by S&P's Rating Group.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.3 hereof).

          "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor-Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of an Unrestricted Subsidiary and (ii) any Subsidiary of Pierce Leahy which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors; provided that the Issuer may not be an
                                   ---------
Unrestricted Subsidiary; and provided further, however, that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth in Section 4.9 hereof. The Trustee shall be given prompt written notice by Pierce Leahy of each resolution adopted by the Board of Directors under this provision, together with a copy of each such resolution adopted.

          "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such
                         --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Wholly-Owned Subsidiary" means any Restricted Subsidiary 99% or more of the outstanding Capital Stock (other than directors' qualifying shares) of which is owned, directly or indirectly, by Pierce Leahy.

 Section 1.2.  Other Definitions.
               -----------------

          The definitions of the following terms may be found in the sections indicated as follows:


Term                                                         Defined in Section
-------------------------------------------------------------------------------

"Additional Amounts"....................................................   4.22
"Affiliate Transaction".................................................   4.11
"Agent Member"..........................................................    2.6
"Bankruptcy Law"........................................................    6.1
"Business Day"..........................................................   11.8
"Canadian Taxes"........................................................   4.22
"Certificated Notes"....................................................    2.1
"Change of Control Offer"...............................................   4.19
"Change of Control Payment Date"........................................   4.19
"Change of Control Purchase Price.......................................   4.19
"Covenant Defeasance"...................................................    9.3
"Custodian".............................................................    6.1
"Domestic Guarantee Payment Blockage Period"............................   10.7
"Domestic Guarantor Representative".....................................   10.7
"Event of Default"......................................................    6.1
"Excess Proceeds Offer".................................................   4.10
"Excluded Holder".......................................................   4.22
"Global Notes"..........................................................    2.1
"Initial Domestic Guarantee Blockage Period"............................   10.7
"Legal Defeasance"......................................................    9.2
"Legal Holiday".........................................................   11.8
"Offer Period"..........................................................   4.10
"Participants"..........................................................    2.6
"Paying Agent"..........................................................    2.3
"Physical Notes"........................................................    2.1
"Private Placement Legend"..............................................   2.14
"Purchase Date".........................................................   4.10
"Registrar".............................................................    2.3
"Registration Default"..................................................  Ex. A
"Regulation S Global Note"..............................................    2.1
"Reinvestment Date".....................................................   4.10
"Restricted Global Note"................................................    2.1
"Special Interest"......................................................  EX. A

 Section 1.3.  Incorporation by Reference of Trust
               Indenture Act.
               -----------------------------------

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture shall have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture securityholder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Issuer, the Guarantors or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

 Section 1.4.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) words used herein implying any gender shall apply to every gender; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise.


                                   ARTICLE 2.

                                   THE NOTES

 Section 2.1.  Dating; Incorporation of Form in Indenture.
               ------------------------------------------

          (a) The Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto which is incorporated and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer may use "CUSIP" numbers in issuing the Notes. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Initial Notes annexed hereto as Exhibit A and the Exchange Notes annexed hereto as Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, Pierce Leahy and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b)  Global Notes.  The certificates representing Initial Notes
               ------------
offered and sold in reliance on Rule 144A (the "Restricted Global Note") and Notes offered and sold in reliance on Regulation S (the "Regulation S Global Note" and, together with the Restricted Global Notes, the "Global Notes") shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Trustee's office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.14. The aggregate principal amount of the Global Notes may from time to time be increased (but not beyond the limits set forth in Section 2.2 below) or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

          Notes issued in exchange for interests in Global Notes pursuant to
Section 2.6(B) may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Certificated Notes") but only in the circumstances provided for in Section 2.6(B).

 Section 2.2.  Execution and Authentication.
               ----------------------------

          The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is $135,000,000.

          The Notes shall be executed on behalf of the Issuer by two Officers of the Issuer or an Officer and an Assistant Secretary of the Issuer. Such signatures may be either manual or facsimile. The Issuer's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at anytime thereafter, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee manually signs the certificate of authentication on the

Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of $135,000,000 upon an Issuer Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. The Trustee shall authenticate and make available for delivery (i) the Initial Notes for original issuance in an aggregate principal amount of $135,000,000 and (ii) the Exchange Notes from time to time for issue only in exchange for a like principal amount of the Initial Notes, in each case, upon an Issuer Request. Such Issuer Request shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of the Initial Notes, whether such Initial Notes shall be a Restricted Global Note, a Regulation S Global Note, or both and the principal amount of each thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Issuer or an Affiliate.

 Section 2.3.  Registrar and Paying Agent.
               --------------------------

          The Issuer shall appoint a registrar, which shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), and a paying agent, which shall maintain an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and shall maintain an office or agency where notices and demands to or upon the Issuer or Pierce Leahy in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the

Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. Neither the Issuer, Pierce Leahy nor any Affiliate thereof may act as Paying Agent. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

          The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to
Section 7.7. The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

 Section 2.4.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          On or before each due date of the principal and interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may, at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

 Section 2.5.  Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before each May 1 and November 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of Notes held by each such Noteholder.

 Section 2.6.  Transfer and Exchange.
               ---------------------

          Subject to Section 2.15, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney, duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at the office or agency maintained pursuant to Section 2.3 hereof, the Issuer shall issue and execute and the Trustee shall authenticate and make available for delivery Notes at the Registrar's request in the name of the transferee or Holder, as the case may be, designated by the Registrar. Any exchange or transfer shall be without any service charge to the Noteholder, except that the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.9, 3.6 or 8.5 hereof. The Registrar shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before the day of mailing of the notice of redemption of any Notes to be redeemed. The Registrar shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          With respect to Global Notes:

          (A) Each Global Note authenticated under this Indenture shall (i) be registered in the name of the Depository designated for such Global Note or a nominee thereof, (ii) be deposited with such Depository or a nominee thereof or custodian therefor, (iii) bear legends as set forth in Section 2.14 and (iv) constitute a single Note for all purposes of this Indenture.

          (B) Transfers of a Global Note shall be limited to transfers in whole but not in part to the Depository, its successors or their respective nominees. A Global Note is exchangeable for Certificated Notes only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Note or if the at any time the Depository ceases to be a clearing agency registered under the Exchange Act and in either case the Issuer thereupon fails to appoint a successor Depository within 90 days, (ii) the Issuer executes and delivers to the Trustee a written notice that such Global Note shall be issuable and transferable in certificated form or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Note. Any Global Note that is exchangeable for Certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, Certificated Notes in authorized denominations, without legends applicable to a Global Note but with the Private Placement Legend (unless the Issuer determines otherwise in accordance with applicable law), subject, with respect to such Notes, to the provisions of such legend, and registered in such names as the Depository holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Note becomes exchangeable for Certificated Notes, (i) Certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the Certificated Notes will be payable, and the transfer of the Certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the Certificated Notes, although the Issuer may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

          (C) Notes issued in exchange for a Global Note or any portion thereof shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

          (D) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section 2.6, Section 2.7, 2.9 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof. Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Issuer, Pierce Leahy, the Trustee and any agent of the Issuer, Pierce Leahy or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, Pierce Leahy, the Trustee or any agent of the Issuer, Pierce Leahy or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's or Pierce Leahy's compliance with or have any responsibility with respect to the Issuer's or Pierce Leahy's compliance with any Federal or state securities laws.

          Neither the Trustee, the Issuer, Pierce Leahy, nor any agent of any thereof, shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of ("Agent Member") or a Participant in the Depository or other person with respect to the accuracy of the records of the Depository or its nominee or of any Participant or an Agent Member, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holder and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, the Issuer, Pierce Leahy and any such agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, Participants and any beneficial owners.

          Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

 Section 2.7. Replacement Notes.
              -----------------

          If a mutilated Note is surrendered to the Registrar or Trustee or if the Holder of a Note presents evidence to the satisfaction of the Issuer and the Trustee that the Note has been lost, destroyed or wrongfully taken and of the ownership thereof, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required by the Issuer or the Trustee that is sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee each may charge for its expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every replacement Note is an additional obligation of the Issuer.

 Section 2.8. Outstanding Notes.
              -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding.

          If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Issuer and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

          If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and all accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 11.6, a Note does not cease to be outstanding solely because the Issuer, Pierce Leahy or an Affiliate thereof holds the Note.

 Section 2.9. Temporary Notes.
              ---------------

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

 Section 2.10.  Cancellation.
                ------------

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Issuer, return to the Issuer, in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

 Section 2.11.  Defaulted Interest.
                ------------------

          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus (to the extent permitted by law) any interest payable on defaulted amounts pursuant to Section 4.1 hereof, to the persons who are Noteholders on a subsequent special record date. The Issuer shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Issuer shall mail or cause to be mailed to each Noteholder at his address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Issuer may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

 Section 2.12.  Deposit of Moneys.
                -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Certificated Notes, if any, shall be payable at the office of the Paying Agent.

 Section 2.13.  CUSIP Number.
                ------------

          The Issuer in issuing the Notes may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state
                                      --------
that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify in writing the Trustee of any such CUSIP number used by the Issuer in connection with the Notes and any change in such CUSIP number.

 Section 2.14.  Restrictive Legends.
                -------------------

          Each Initial Note shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed by the Issuer and the Holder thereof):

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS OF THIS NOTE THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS
NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2)

OR RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. ANY TRANSFEREE OF THIS NOTE SHALL BE DEEMED TO HAVE REPRESENTED EITHER (x) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS NOTE OR (y) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE NOTE WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(a) OF ERISA).

          Each Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE 2 OF THE INDENTURE.

 SECTION 2.15. Special Transfer Provisions; Proxies.
               ------------------------------------

          (a)  Transfers to Non-U.S. Persons.  The following provisions shall
               -----------------------------
apply with respect to the registration
of any proposed transfer of an interest in a Restricted Global Note to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of an interest in a Restricted Global Note whether or not such Note bears the Private Placement Legend, if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

          (ii) if the proposed transferor is a Participant holding a beneficial interest in the Restricted Global Note, upon receipt by the Registrar of
     (x) the certificate, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global
     Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred and a corresponding increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note being transferred.

          (b)  Transfers by Non-U.S. Persons.  The following provisions shall
               -----------------------------
apply with respect to registration of any proposed transfer of an interest in a Regulation S Global Note to a QIB:

          (i) the Registrar shall register the transfer of an interest in a Regulation S Global Note if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and.

          (ii) if the proposed transferor is a Participant holding a beneficial interest in the Regulation S Global Note, upon receipt by the Registrar of
     (x) the certificate required by paragraph (i) and (y) written instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted

     Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred and a corresponding decrease in the principal amount of the Regulation S Global
     Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note being transferred.

          (c)  Certificated Note.   The Registrar shall register the transfer of
               -----------------
a Certificated Note upon receipt of a properly completed assignment form and any opinions and certifications referred to therein or contemplated thereby.

          (d)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer
      --------  -------
has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date) as certified to the Trustee and Registrar, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.15. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture, the Notes or the Guarantees.


                                   ARTICLE 3.

                                   REDEMPTION

 Section 3.1. Notices to Trustee.
              ------------------

          If the Issuer elects to redeem Notes pursuant to Section 3.7 hereof,
(i) at least 60 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to in writing, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.7 hereof or 3.8 hereof, as appropriate.

 Section 3.2. Selection by Trustee of Notes to Be Redeemed.
              --------------------------------------------

          In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or in such other manner as it shall deem fair and appropriate; provided, however, that if a
                                                    --------  -------
partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis, unless such a method is prohibited by law or by the
             --- ----
rules of such national securities exchange. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

 Section 3.3. Notice of Redemption.
              --------------------

          At least 30 days, but no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.3 hereof.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

     (1) the Redemption Date;

     (2) the redemption price;

     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

     (4) the name and address of the Paying Agent;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

     (7) the paragraph of Section 3.7 hereof pursuant to which the Notes called for redemption are being redeemed, if appropriate;

     (8) that the redemption is pursuant to Section 3.8 hereof, if appropriate; and

     (9) the aggregate principal amount of Notes that are being redeemed.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's sole expense.

 Section 3.4. Effect of Notice of Redemption.
              ------------------------------

          Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular
                 --------
interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is
                                 --------  -------
a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

 Section 3.5. Deposit of Redemption Price.
              ---------------------------

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.4, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

 Section 3.6. Notes Redeemed in Part.
              ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

 Section 3.7. Optional Redemption.
              -------------------

          (a) The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after May 15, 2003 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on May 15 of each year listed below:

          Year                           Percentage
          ----                           ----------

          2003..........................   104.063%
          2004..........................   102.708%
          2005..........................   101.354%
          2006 and thereafter...........   100.000%

          (b) Notwithstanding the foregoing, the Issuer, at its option, may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to May 15, 2001 at a redemption price equal to
108-1/8% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date, out of the Net Proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount
                  --------
of Notes originally issued remains outstanding immediately after the occurrence of any such redemption pursuant to a Public Equity Offering and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

  Section 3.8. Redemption for Changes in Canadian Withholding Taxes.  The Notes
               ----------------------------------------------------
will be subject to redemption as a whole, but not in part, at the option of the Issuer at any time at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) to but excluding the Redemption Date, in the event the Issuer has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the Issue Date.


                                   ARTICLE 4.

                                   COVENANTS

 Section 4.1. Payment of Notes.
              ----------------

          The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

          The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the rate specified in the Notes.

 Section 4.2. SEC Reports.
              -----------

          (a) Pierce Leahy will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not Pierce Leahy is subject to such filing requirements, so long as the SEC will accept such filings. Pierce Leahy (at its own expense) will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Pierce Leahy files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of the Indenture under TIA, the Issuer shall comply with the provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's or Pierce Leahy's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (b) Pierce Leahy will transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Pierce Leahy pursuant to paragraph (a) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

 Section 4.3. Waiver of Stay, Extension or Usury Laws.
              ---------------------------------------

          Each of the Issuer and Pierce Leahy covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer or

Pierce Leahy, as the case may be, from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer or Pierce Leahy hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

 Section 4.4. Compliance Certificate.
              ----------------------

          (a) The Issuer and Pierce Leahy shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer and Pierce Leahy) stating that a review of the activities of Pierce Leahy, the Issuer and their Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer and Pierce Leahy has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge (and without regard to any period of grace or requirement of notice provided hereunder) each of the Issuer and Pierce Leahy has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer and Pierce Leahy is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohib-ited or, if such event has occurred, a description of the event and what action the Issuer and Pierce Leahy are taking or propose to take with respect thereto.

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of Pierce Leahy's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that Pierce Leahy and the Issuer have violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

          (c) The Issuer and Pierce Leahy will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer and Pierce Leahy are taking or propose to take with respect thereto.

 Section 4.5. Taxes.
              -----

          The Issuer and Pierce Leahy shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

 Section 4.6. Limitation on Additional Indebtedness.
              -------------------------------------

          Pierce Leahy will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of total Indebtedness of Pierce Leahy and its Restricted Subsidiaries to Pierce Leahy's Adjusted EBITDA is less than 6.5 to 1; provided, however, that
                                                         --------  -------
if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the
                                                 --- -----
transaction had occurred at the beginning of the four quarter period ending at the end of the last fiscal quarter of such Person or business for which financial statements are available) to the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by Pierce Leahy or a Restricted Subsidiary; and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

          Notwithstanding the foregoing, Pierce Leahy and its Restricted Subsidiaries may incur Permitted Indebtedness; provided, that no Domestic
                                               --------
Guarantor may incur any Permitted Indebtedness, without meeting the Indebtedness incurrence provisions of the preceding paragraph, that ranks pari passu or
                                                             ---- -----
junior in right of payment to the Domestic Guarantees and that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

 Section 4.7.  Limitation on Preferred Stock of Restricted Subsidiaries.
               --------------------------------------------------------

          Pierce Leahy will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to Pierce Leahy or a Restricted Subsidiary) or permit any Person (other than Pierce Leahy or a Subsidiary) to hold any such Preferred Stock unless Pierce Leahy or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.6 hereof in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued; provided, however, that the Issuer and any
                              --------  -------
Restricted Subsidiary that guarantees the Notes shall be permitted to issue Preferred Stock that is not Disqualified Capital Stock.

 Section 4.8.  Limitation on Capital Stock of Restricted Subsidiaries.
               ------------------------------------------------------

          Pierce Leahy will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than under the terms of the Credit Facility, under the terms of any Designated Senior Indebtedness or as permitted in Section 4.12 hereof) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to Pierce Leahy or a Wholly-Owned Subsidiary of Pierce Leahy. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.10 hereof or the issuance of Preferred Stock in compliance with Section 4.7 hereof.

 Section 4.9. Limitation on Restricted Payments.
              ---------------------------------

          Pierce Leahy will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b)  immediately after giving pro forma effect to such Restricted
                                        --- -----
     Payment, Pierce Leahy or a Restricted Subsidiary could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section
     4.6 hereof; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared (except to the extent not made on the payment date) or made after the Issue Date does not exceed the sum of (1) 50% of the cumulative Consolidated Net Income of Pierce Leahy subsequent to the Issue Date (or minus 100% of any cumulative deficit in Consolidated Net Income during such period) and (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by Pierce Leahy or the Issuer from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of Pierce

     Leahy or the Issuer issued to any Subsidiary of Pierce Leahy) of Pierce Leahy or the Issuer or any Indebtedness or other securities of Pierce Leahy or the Issuer convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of Pierce Leahy or the Issuer which has been so converted or exercised or exchanged, as the case may be, and (3) $3,000,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          Notwithstanding the foregoing, the provisions of this Section 4.9 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the retirement of any shares of Capital Stock of Pierce Leahy or the Issuer or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Pierce Leahy) of other shares of Capital Stock of Pierce Leahy (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Issuer subordinated to the Notes in the case of the Issuer or of a Guarantor subordinated to its respective Guarantee in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Issuer or a Guarantor that is contractually subordinated in right of payment to the Notes in the case of the Issuer or such Guarantor's Guarantee, as the case may be, to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Pierce Leahy) of other shares of Disqualified Capital Stock, (v) Permitted Tax Distributions, (vi) payments to employees of Pierce Leahy for repurchases of stock or repurchases pursuant to the Pierce Leahy Nonqualified Stock

Option Plan; provided, however, that the aggregate amount of all such payments
             --------  -------
under this clause (vi) does not exceed $2,000,000 in the aggregate, exclusive of amounts funded by insurance proceeds; and provided, further, that with respect
                                          --------  -------
to clause (vi) (other than with respect to payments funded by insurance proceeds) no Default or Event of Default shall have occurred and be continuing at the time of any such distribution or payment or will occur immediately after giving effect to any such distribution or payment; and provided, further, that,
                                                       --------  -------
in determining the aggregate amount of all Restricted Payments made subsequent to the Issue Date, all distributions or payments made pursuant to clause (vi) (exclusive of insurance proceeds) shall be included.

          Not later than the date of making any Restricted Payment, Pierce Leahy and the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, which calculations may be based upon Pierce Leahy's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to such Restricted Payment.

 Section 4.10. Limitation on Certain Asset Sales.
               ---------------------------------

          (a) Pierce Leahy will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Pierce Leahy or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined for Asset Sales other than eminent domain, condemnation or similar government proceedings in good faith by Pierce Leahy's Board of Directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by Pierce Leahy or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by Pierce Leahy or such Restricted Subsidiary are applied (a) first, to the extent Pierce Leahy or such Restricted Subsidiaries elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness of Pierce Leahy or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale;
(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent Pierce Leahy or such Restricted Subsidiary elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of Pierce Leahy or a Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or Pierce Leahy or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, Pierce Leahy or such Restricted Subsidiary, as applicable, shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, or any Indebtedness ranking pari passu with the Notes with respect to Indebtedness of
                     ---- -----
the Issuer or the relevant Guarantee with respect to Indebtedness of a Guarantor, which Indebtedness contains similar provisions requiring Pierce Leahy or a Restricted Subsidiary to repurchase such Indebtedness, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"); provided, however, that prior to making any such Excess Proceeds Offer, Pierce Leahy or such Restricted Subsidiary may, to the extent required pursuant to the terms of Indebtedness outstanding as of the Issue Date, offer to use such Available Asset Sale Proceeds to repurchase and use all or a portion of such Available Asset Sale Proceeds to repurchase such Indebtedness. If an Excess Proceeds Offer is not fully subscribed, Pierce Leahy or such Restricted Subsidiary may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes for general corporate purposes. If the aggregate principal amount of Notes tendered pursuant to such Excess

Proceeds Offer is more than the amount of the Available Asset Sale Proceeds, the Notes tendered will be repurchased on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate.

          (b) If the Issuer is required to make an Excess Proceeds Offer, the Issuer shall mail, within 30 days following the Reinvestment Date (or within 120 days following the Reinvestment Date if Pierce Leahy or a Restricted Subsidiary is required to make an offer to purchase Indebtedness (other than the Notes) outstanding as of the Issue Date), a notice to the Holders stating, among other things: (1) that such Holders have the right to require Pierce Leahy to apply, or cause a Restricted Subsidiary to apply, the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Issuer, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period").
The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

          (1)  that the Excess Proceeds Offer is being made pursuant to this
     Section 4.10 and the length of time the Excess Proceeds Offer will remain open;

          (2)  the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will not be purchased and will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date so long as payment thereof is not prohibited pursuant to the terms of the Indenture;

          (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three
     Business Days before the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Issuer, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $l,000, or integral multiples thereof, shall be purchased) or by such other method as the Trustee shall deem fair and appropriate; and

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, and deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer on the Purchase Date; provided, however, that prior
                                                   --------  -------
to making any such Excess Proceeds Offer, the Issuer may, to the extent required pursuant to the terms of Indebtedness outstanding as of the Issue Date, offer to use such Available Asset Sale Proceeds to repurchase and use all or a portion of such Available Asset Sale Proceeds to repurchase such Indebtedness. If an Excess Proceeds Offer is not fully subscribed, Pierce Leahy or the relevant Restricted Subsidiary may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes for general corporate purposes.

 Section 4.11  Limitation on Transactions with Affiliates.
               ------------------------------------------

          (a) Pierce Leahy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate
(including entities in which Pierce Leahy or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of Pierce Leahy's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless
(i) such Affiliate Transaction is between or among Pierce Leahy and its Wholly-Owned Subsidiaries; (ii) such Affiliate Transaction is solely between or among Wholly-Owned Subsidiaries of Pierce Leahy; or (iii) the terms of such Affiliate Transaction are fair and reasonable to Pierce Leahy or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Pierce Leahy or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; provided, however, that Pierce Leahy and its Restricted Subsidiaries may renew
--------  -------
any then existing Affiliate Transaction through either a renewal option or upon expiration of an arrangement on substantially similar terms to those in effect immediately preceding such expiration. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause (i) or (ii) above, Pierce Leahy must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (iii) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors. In transactions with a value in excess of $3 million which are not permitted under clause (i) or (ii) above, Pierce Leahy must obtain a written opinion as to the fairness from a financial point of view of such a transaction from an independent investment banking firm of national standing or real estate firm of national standing (as the case may be).

          (b)  The limitations set forth in Section 4.11(a) will not apply to
(i) any Restricted Payment that is not prohibited by Section 4.9 hereof, (ii) any transaction, approved by the Board of Directors of Pierce Leahy in good faith, with an officer, director, employee or consultant of Pierce Leahy or of any Subsidiary in his or her capacity as an officer, director, employee or consultant entered into in the ordinary course of business, including compensation, indemnity and employee benefit arrangements with any officer, director, employee or consultant of Pierce Leahy or of any Subsidiary, or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to Pierce Leahy or any Subsidiary.

 Section 4.12  Limitations on Liens.
               --------------------

          Pierce Leahy will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of Pierce Leahy or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, in any case which secures Indebtedness pari passu with or
                                                           ---- -----
subordinated to the Notes with respect to the Issuer or a Guarantor's Guarantee with respect to the respective Guarantor unless (i) if such Lien secures Indebtedness which is pari passu with the Notes in the case of the Issuer or a
                      ---- -----
Guarantee with respect to the respective Guarantor, then the Notes or such a Guarantee, as applicable, are secured on an equal and ratable or senior basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes in the case of the Issuer or a Guarantor's Guarantee in the case of a Guarantor, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Guarantee, as applicable.

 Section 4.13  Limitations on Investments.
               --------------------------

          Pierce Leahy will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.9 hereof, after the Issue Date.

 Section 4.14  Limitation on Creation of Subsidiaries.
               --------------------------------------

          Pierce Leahy shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of this Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date of this Indenture, or (iii) an Unrestricted Subsidiary; provided, however, that each
                                                --------  -------
Restricted Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia acquired or created pursuant to clause (ii) at the time it has either assets or shareholder's equity in excess of $5,000, and each Restricted Subsidiary organized under the laws of Canada or any province thereof acquired or created pursuant to clause (ii) which is not prohibited by the laws of Canada or any province thereof from acting as a guarantor of the Notes, at the time it has either assets or shareholders' equity in excess of $5,000, shall execute a subordinated guarantee in the case of a Domestic Guarantor and a senior guarantee in the case of a Canadian Guarantor, each in the form attached as Exhibit E or Exhibit F, as applicable, to this Indenture and reasonably satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to this Indenture and an Opinion of Counsel as to the enforceability of such Guarantee).

 Section 4.15  Limitation on Senior Subordinated Debt.
               --------------------------------------

          Pierce Leahy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of Pierce Leahy or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes, with respect to the Issuer, or a Guarantor's Guarantee with respect to such Guarantor, as the case may be. For purposes of this Section 4.15, Indebtedness is deemed to be senior in right of payment to a Domestic Guarantee if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Domestic Guarantees are subordinate to Senior Indebtedness.

 Section 4.16  Limitation on Sale and Lease-Back Transactions.
               -----------------------------------------------

          Pierce Leahy will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a Board Resolution of Pierce Leahy, and (ii) Pierce Leahy or a Restricted Subsidiary could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.6.

 Section 4.17  Payments for Consent.
               --------------------

          Neither Pierce Leahy nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

 Section 4.18  Corporate Existence.
               -------------------

          Subject to Article 5 hereof, each of the Issuer and Pierce Leahy shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of Pierce Leahy and its Restricted Subsidiaries; provided, however,
                                                            --------  -------
that Pierce Leahy and the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of Pierce Leahy shall determine that the preservation thereof is no longer desirable in the conduct of the business of Pierce Leahy and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

 Section 4.19  Change of Control.
               -----------------

          (a) Within 30 days of the occurrence of a Change of Control of Pierce Leahy, the Issuer shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.19.

          If the Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph
(b) below, but in any event within 30 days following any Change of Control, Pierce Leahy and the Issuer covenant to (i) repay in full all obligations under or in respect of the Credit Facility or offer to repay in full all obligations under or in respect of the Credit Facility and repay the obligations under or in respect of the Credit Facility of each lender who has accepted such offer or
(ii) obtain the requisite consent under Credit Facility to permit the repurchase of the Notes pursuant to this Section 4.19. Pierce Leahy and the Issuer must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that Pierce Leahy's or the Issuer's failure to comply with the covenant
---------
described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.1 hereof if not cured within 60 days after the notice required by such clause.

          (b) Within 30 days of the occurrence of a Change of Control, the Issuer also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (i)  that the Change of Control Offer is being made pursuant to this
     Section 4.19 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days and no later than 60 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Note not tendered will not be purchased and will continue to accrue interest;

          (iv) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii) that Holders whose Notes are being pur chased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix)  the name and address of the Paying Agent.

          On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuer. The Paying Agent shall as promptly as practicable (1) mail to each holder of Notes so accepted and (2) cause to be credited to the respective accounts of the Holders under a Global Note of beneficial interest so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to each such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered; provided that each
                                                           --------
such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          (c) (i) If Pierce Leahy or any Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Notes in the case of the Issuer or a Guarantee in the case of a Guarantor making such Guarantee or (B) Preferred Stock, and Pierce Leahy or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, Pierce Leahy or such Subsidiary, as the case may be, shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Issuer shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (ii) the Issuer and the Guarantors will not issue Indebtedness that is subordinated in right of payment to the Notes in the case of the Issuer or a Guarantee in the case of a Guarantor making such Guarantee or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes or such Guarantee, as the case may be, in the event of a Change of Control under this Indenture.

          In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Issuer to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Issuer will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

 Section 4.20  Maintenance of Office or Agency.
               -------------------------------

          The Issuer and Pierce Leahy shall maintain an office or agency where Notes may be surrendered for registration or transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer and Pierce Leahy in respect of the Notes and this Indenture may be served. The Issuer and Pierce Leahy shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer or Pierce Leahy shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.2.

          The Issuer and Pierce Leahy may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer and Pierce Leahy shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer and Pierce Leahy hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 11.2 as such office of the Issuer and Pierce Leahy.

 Section 4.21  Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) Each of the Issuer and Pierce Leahy shall cause all material properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Issuer and Pierce Leahy and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Pierce Leahy and its Subsidiaries, taken as a whole; provided,
                                                                      --------
however, that nothing in this Section 4.21 shall prevent the Issuer, Pierce
-------
Leahy or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of Pierce Leahy or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Issuer, Pierce Leahy or such Subsidiary, as the case may be, and is not adverse in any material respect to the Holders.

          (b) Each of the Issuer and Pierce Leahy shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer and Pierce Leahy are adequate and appropriate for the conduct of the business of the Issuer, Pierce Leahy and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuer and Pierce Leahy, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Pierce Leahy and its Subsidiaries, taken as a whole.

 Section 4.22  Additional Amounts.
               ------------------

          (a) All payments made by the Issuer under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless the Issuer is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If the Issuer is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Notes, the Issuer will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted; provided, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which the Issuer does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) which is subject to such Canadian Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposi tion of Notes or the receipt of payments thereunder. The Issuer will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law. The Issuer will furnish to the Holders (other than an Excluded Holder), within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer. The Issuer will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Canadian Taxes imposed with respect to any reimbursement under (i) or (ii), but excluding any such Canadian Taxes on such Holder's net income.

          (b) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders (other than an Excluded Holder) on the payment date. Whenever in this Indenture there is mentioned in any context the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.


                                   ARTICLE 5.

                             SUCCESSOR CORPORATION

 Section 5.1.  Limitation on Consolidation,
               Merger and Sale of Assets.
               ----------------------------

          (a) Pierce Leahy and the Issuer will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:
(i) Pierce Leahy, the Issuer or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than Pierce Leahy, the Issuer or the Guarantor) formed by such consolidation or into which Pierce Leahy, the Issuer or the Guarantor, as the case may be, is merged or to which the properties and assets of Pierce Leahy, the Issuer or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (and in the case of the Issuer or a Canadian Guarantor, a corporation organized and existing under the laws of Canada or any province thereof) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Pierce Leahy, the Issuer or the Guarantor, as the case may be, under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis Pierce Leahy, a Restricted Subsidiary or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.6 hereof, provided, however, that (a) a Guarantor other than Pierce Leahy may
            --------  -------
merge into the Issuer, Pierce Leahy or another Guarantor, (b) the Issuer may merge into a Canadian Guarantor or another corporation or limited liability company organized and existing under the laws of Canada or any province thereof for the purpose of converting into a limited liability company or to change the Issuer's jurisdiction of incorporation, and (c) the Issuer or a Canadian Guarantor can transfer a portion of its assets to the Issuer or another Canadian Guarantor, in the case of (a), (b) or (c), without complying with this clause
(iii).

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, Pierce Leahy and the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

 Section 5.2.  Successor Person Substituted.
               ----------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of Pierce Leahy, the Issuer or any Guarantor in accordance with Section 5.1 above, the successor corporation formed by such consolidation or into which Pierce Leahy, the Issuer or such Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Pierce Leahy, the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor corporation had been named as Pierce Leahy, the Issuer or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

 Section 6.1.   Events of Default.
                -----------------

          An "Event of Default" occurs if

          (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (3) the Issuer, Pierce Leahy or any other Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee to the Issuer and Pierce Leahy or written notice from the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding to the Issuer, Pierce Leahy and the Trustee;

          (4) there is a default in the payment at final maturity of principal in an aggregate amount of $3,000,000 or more with respect to any Indebtedness of Pierce Leahy or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $3,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice to the Issuer and Pierce Leahy of such Default by the Trustee or to the Issuer and Pierce Leahy and the Trustee by any Holder;

          (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $3,000,000 (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage) against Pierce Leahy or any Restricted Subsidiary thereof and such judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

          (6) Pierce Leahy, the Issuer or any other Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E)  generally is not paying its debts as they become due; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against Pierce Leahy, the Issuer or any other Restricted Subsidiary in an involuntary case,

               (B) appoints a Custodian of Pierce Leahy, the Issuer or any other Restricted Subsidiary or for all or substantially all of the property of Pierce Leahy, the Issuer or any other Restricted Subsidiary, or

               (C) orders the liquidation of Pierce Leahy, the Issuer or any other Restricted Subsidiary,

          and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law (and in the case of the Issuer or a Canadian Guarantor shall also include any similar law of Canada or any province thereof) for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any

Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Issuer, Pierce Leahy or any other Person.

 Section 6.2.   Acceleration.
                ------------

          If an Event of Default (other than an Event of Default arising under
Section 6.1(6) or (7) with respect to Pierce Leahy or the Issuer) occurs and is continuing, the Trustee by notice to Pierce Leahy or the Issuer, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer, Pierce Leahy and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus premium, if any, and accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or
(ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five Business Days after receipt by Pierce Leahy or the Issuer and the Representative of notice of the acceleration of the Notes; provided,
                                                               --------
however, that after such acceleration but before a judgment or decree based on
-------
such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.1 (6) or (7) with respect to Pierce Leahy or the Issuer occurs, the principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

 Section 6.3.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

 Section 6.4.   Waiver of Past Defaults and
                Events of Default.
                ---------------------------

          Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

 Section 6.5.   Control by Majority.
                -------------------

          The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the
                                                              --------
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

 Section 6.6.   Limitation on Suits.
                -------------------

          Subject to Section 6.7 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

 Section 6.7.   Rights of Holders to Receive Payment.
                ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

 Section 6.8.   Collection Suit by Trustee.
                --------------------------

          If an Event of Default in payment of principal, premium or interest specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.7.

 Section 6.9.   Trustee May File Proofs of Claim.
                --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuer or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

 Section 6.10.   Priorities.
                 ----------

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     FIRST:  to the Trustee for amounts due under Section 7.7 hereof;

     SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

     THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. The Trustee shall give the Issuer and Pierce Leahy prior notice of any such record date and payment date;

provided, however, that the failure to give any such notice shall not affect the
--------  -------
establishment of such record
date or payment date or any payment to Noteholders pursuant to this Section
6.10.

 Section 6.11.   Undertaking for Costs.
                 ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

 Section 6.12.   Restoration of Rights and Remedies.
                 ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, Pierce Leahy, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE 7.

                                    TRUSTEE

 Section 7.1.   Duties of Trustee.
                -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or other-wise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c), (e) and (f) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

 Section 7.2.   Rights of Trustee.
                -----------------

          Subject to Section 7.1 hereof:

          (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through agents and attorneys and shall not be responsible for the miscon-duct or negligence of any agent or attorney (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not
                                  --------
     constitute negligence or bad faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

 Section 7.3.   Individual Rights of Trustee.
                ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer, Pierce Leahy or any other Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

 Section 7.4.   Trustee's Disclaimer.
                --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the sale of Notes or any money paid to the Issuer pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or any document used in connection with the sale of the Notes other than its certificate of authentication.

 Section 7.5.   Notice of Defaults.
                ------------------

          If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

 Section 7.6.   Reports by Trustee to Holders.
                -----------------------------

          If required by TIA (S) 313(a), within 60 days after April 1 of any year, commencing April 1, 1999, the Trustee shall mail to each Noteholder a brief report dated as of such March 1 that complies with TIA (S) 313(a);

provided that no such report need be transmitted if no such events listed in TIA
--------
(S) 313(a) have occurred within such period. The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) and TIA (S) 313(d).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

 Section 7.7.   Compensation and Indemnity.
                --------------------------

          The Issuer and Pierce Leahy shall pay, and Pierce Leahy shall cause the other Guarantors to pay, to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Issuer, Pierce Leahy and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer, Pierce Leahy and the other Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuer and Pierce Leahy shall indemnify, and Pierce Leahy shall cause the other Guarantors to indemnify, each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer, Pierce Leahy and the other Guarantors in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer, Pierce Leahy and the other Guarantors shall not relieve the Issuer, Pierce Leahy or the other Guarantors of their obligations hereunder.

          Notwithstanding the foregoing, the Issuer, Pierce Leahy and the other Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuer, Pierce Leahy and the other Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer, Pierce Leahy and the other Guarantors under this Section 7.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer, Pierce Leahy and each of the other Guarantors and shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) hereof occurs, the expenses and the compen-sation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.7, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

 Section 7.8.   Replacement of Trustee.
                ----------------------

          The Trustee may resign by so notifying the Issuer, Pierce Leahy and the other Guarantors in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Issuer's and Pierce Leahy's written consent which consent shall not be unreasonably withheld. The Issuer and Pierce Leahy may remove the Trustee at their election if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer and Pierce Leahy shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, Pierce Leahy or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and Pierce Leahy. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's and Pierce Leahy's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

 Section 7.9.   Successor Trustee by Consolidation,
                Merger or Conversion.
                --------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

 Section 7.10.   Eligibility; Disqualification.
                 -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
(S) TIA (S) 310(b), including the provision in (S) 310(b)(1); provided that
                                                              --------
there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer, Pierce Leahy or the other Guarantors are outstanding if the requirements for exclusion set forth in TIA (S) 310(b)(1) are met.

 Section 7.11.  Preferential Collection of
                Claims Against Issuer and Pierce Leahy.
                --------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

 Section 7.12.   Paying Agents.
                 -------------

          The Issuer and Pierce Leahy shall cause each Paying Agent other than the Trustee to execute and deliver to them and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer, a Guarantor or by any other obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                   ARTICLE 8.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

 Section 8.1.   Without Consent of Holders.
                --------------------------

          The Issuer, Pierce Leahy and the other Guarantors when authorized by a Board Resolution of each of them, and the Trustee may modify, waive, amend, restate or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)  to comply with Section 5.1 hereof;

          (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

          (3)  to comply with any requirements of the SEC under the TIA;

          (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Noteholder; or

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes.

          The Trustee is hereby authorized to join with the Issuer and Pierce Leahy in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

 Section 8.2.   With Consent of Holders.
                -----------------------

          The Issuer, Pierce Leahy, the other Guarantors and the Trustee may modify, amend, waive or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Issuer or Pierce Leahy with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.4, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.4, may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver to this Indenture or the Notes;

          (2) reduce the rate of or change the time for payment of interest on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note;

          (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

          (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.7 hereof, or change the time before which no such redemption may be made;

          (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note (including any obligation to make a Change of Control Offer or, after the Issuer's obligation to purchase Notes arises thereunder, an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

          (7) make any changes in Sections 6.4 or 6.7 hereof or this sentence of Section 8.2; or

          (8) affect the ranking of the Notes in a manner adverse to the Holders.

          After a modification, amendment, supplement or waiver under this
Section 8.2 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

 Section 8.3.   Compliance with Trust Indenture Act.
                -----------------------------------

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

 Section 8.4.   Revocation and Effect of Consents.
                ---------------------------------

          Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

          The Issuer and Pierce Leahy may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

          After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.2 hereof. In that case, the modification, amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

 Section 8.5.   Notation on or Exchange of Notes.
                --------------------------------

          If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate and make available for delivery a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

 Section 8.6.   Trustee to Sign Amendments, etc.
                --------------------------------

          The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Article 8 if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer and Pierce Leahy enforceable against each of them in accordance with its terms (subject to customary exceptions). The Issuer and Pierce Leahy may not sign a modification, amendment or supplement until the Board of Directors of the Issuer and Pierce Leahy approves it.


                                   ARTICLE 9.

                       DISCHARGE OF INDENTURE; DEFEASANCE


 Section 9.1.   Discharge of Indenture.
                ----------------------

          The Issuer, Pierce Leahy and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.1, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.7 hereof) and the Issuer has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

          After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Issuer's, Pierce Leahy's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and Pierce Leahy in Sections 2.7, 7.7, 9.5, 9.6 and
9.8 hereof shall survive.

 Section 9.2.   Legal Defeasance.
                ----------------

          The Issuer may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors, if any, discharged from their obligations under the Guarantees, if any, on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in
Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer's and Pierce Leahy's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 4.20 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof) and (D) this Article 9. Subject to compliance with this
Article 9, the Issuer may exercise its option under this Section 9.2 with respect to the Notes notwithstanding the prior exercise of its option under
Section 9.3 below with respect to the Notes.

 Section 9.3.   Covenant Defeasance.
                -------------------

          At the option of the Issuer pursuant to a Board Resolution, the Issuer, Pierce Leahy and the other Guarantors shall be released from their respective obligations under Sections 4.2 through 4.19 and Section 4.21 hereof, inclusive, and clause (a) (iii) of Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance") and the Notes shall thereafter be deemed to not be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Issuer, Pierce Leahy and the other Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

 Section 9.4.   Conditions to Defeasance or Covenant
                Defeasance.
                ------------------------------------

          The following shall be the conditions to application of Section 9.2 or Section 9.3 hereof to the outstanding Notes:

     (1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

     (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuer or Pierce Leahy in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (3) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Issuer or Pierce Leahy is a party or by which it is bound;

     (4) the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

     (5) in the case of an election under Section 9.2 above, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (6) in the case of an election under Section 9.3 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such

Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.2 above or the Covenant Defeasance under Section 9.3 hereof (as the case may be) have been complied with; and

     (8) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others.

 Section 9.5.   Deposited Money and U.S. Government
                Obligations to Be Held in Trust;
                Other Miscellaneous Provisions.
                -----------------------------------

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations.

          The Issuer, Pierce Leahy and the other Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

 Section 9.6. Reinstatement.
              -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer, Pierce Leahy and any Guarantor under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1 hereof; provided,
                                                                   --------
however, that if the Issuer, Pierce Leahy or any other Guarantors have made any
-------
payment of, principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer, Pierce Leahy or such other Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

 Section 9.7. Moneys Held by Paying Agent.
              ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.4 hereof, to the Issuer (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying

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

Agent shall be released from all further liability with respect to such moneys.

 Section 9.8. Moneys Held in Trust.
              --------------------

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or any Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be paid to the Issuer or, if appropriate, the Guarantors, upon Issuer Request, or if such moneys are then held by the Issuer or any Guarantors in trust, such moneys shall be released from such trust; and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the
                                                   --------  -------
Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, if any, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors, if any, or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuer and any Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                  ARTICLE 10.

                               GUARANTEE OF NOTES

 Section 10.1.  Guarantee.
                ---------

          Subject to the provisions of this Article 10, each Guarantor, by execution of the Guarantee (and in the case of Pierce Leahy execution of this Indenture shall be deemed execution of its Guarantee for any and all purposes), will jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, will agree that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

          Each Guarantor, by execution of the Guarantee, will waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.1 hereof. Each Guarantor, by execution of the Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed by the Guarantee may be accelerated as provided in
Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged. Failure to make such demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

          A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note unless the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

 Section 10.2.   Execution and Delivery of Guarantees.
                 ------------------------------------

          A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor. A guarantee need not be affixed to a Note, and the validity and enforceability of any Guarantee shall not be affected by the fact that it is not so affixed.

          If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

 Section 10.3.   Limitation of Guarantee.
                 -----------------------

          The obligations of each Domestic Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Domestic Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Domestic Guarantor in respect of the obligations of such other Domestic Guarantor under its Domestic Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Domestic Guarantor under the Domestic Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Domestic Guarantor that makes a payment or distribution under a Domestic Guarantee shall be entitled to a contribution from each other
Domestic Guarantor in a pro rata amount based on the Adjusted Net Assets of each Domestic Guarantor. The obligations of each Canadian Guarantor under each Canadian Guarantee will be to the fullest extent permitted by applicable law, including financial assistance restrictions imposed by corporate legislation.

 Section 10.4.   Release of Guarantor.
                 --------------------

          A Guarantor (other than Pierce Leahy) shall be released from all of its obligations under its Guarantee if:

          (i) such Guarantor has sold all or substantially all of its assets or Pierce Leahy and its Restricted Subsidiaries have sold all of the Capital Stock of such Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.1 hereof to the extent applicable; or

          (ii) such Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, Pierce Leahy or another Guarantor in a transaction in compliance with Section 5.1 hereof;

and in each such case, Pierce Leahy and the Issuer have delivered to the Trustee an Officers' Certificate and an

Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

 Section 10.5. Domestic Guarantee Obligations Subordinated to Domestic Guarantor
               Senior Indebtedness.
               -----------------------------------------------------------------

          Each Domestic Guarantor, by execution of the Domestic Guarantee, will covenant and agree, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Domestic Guarantees, including, without limitation, Pierce Leahy's, and the payment of any Obligations pursuant to the Domestic Guarantees by such Domestic
Guarantors are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior indefeasible payment and satisfaction in full in cash or, as acceptable to the holders of Domestic Guarantor Senior Indebtedness of such Domestic Guarantor, in any other manner, of all existing and future Domestic Guarantor Senior Indebtedness of such Domestic Guarantor.

          This Section 10.5 and the following Sections 10.6 through 10.17 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Domestic Guarantor Senior Indebtedness of any Domestic Guarantor; and such provisions are made for the benefit of the holders of Domestic Guarantor Senior Indebtedness of each Domestic Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

 Section 10.6. Payment Over of Proceeds upon Dissolution, etc., of a Domestic
               Guarantor.
               --------------------------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Domestic Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Domestic Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Domestic Guarantor (except in connection with the merger or consolidation of a Domestic Guarantor or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under Section 5.1 hereof), then and in any such event:

          (1) the holders of all Domestic Guarantor Senior Indebtedness of such Domestic Guarantor shall be entitled to receive payment and satisfaction in full in cash or, as acceptable to the holders of such Domestic Guarantor Senior Indebtedness, in any other manner, of all amounts due on or in respect of all such Domestic Guarantor Senior Indebtedness, before the Holders of the Notes are entitled to receive or retain, pursuant to the Domestic Guarantee of such Domestic Guarantor, any payment or distribution of any kind or character by such Domestic Guarantor on account of any of its Obligations on its Domestic Guarantee; and

          (2) any payment or distribution of assets of such Domestic Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Domestic Guarantor Senior Indebtedness of such Domestic Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Domestic Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Domestic Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the holders of such Domestic Guarantor Senior Indebtedness of such Domestic Guarantor, in any other manner, of all such Domestic Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Domestic Guarantor Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 10.6, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Domestic Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Domestic Guarantee before all Domestic Guarantor Senior Indebtedness of such Domestic Guarantor is paid and satisfied in full in cash or such payment and satisfaction thereof in cash is provided for, then and in such event such payment or distribution upon written notice to the Trustee or the Holder of such Note, as the case may be, shall be held by the Trustee or the Holder of such Note, as the case may be, in trust for the benefit of the holders of such Domestic Guarantor Senior Indebtedness and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other Person making payment or distribution of assets of such Domestic Guarantor for application to the payment of all such Domestic Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Domestic Guarantor Senior Indebtedness in full in cash or, as acceptable to the holders of such Domestic Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Domestic Guarantor Senior Indebtedness.

          The consolidation of a Domestic Guarantor with, or the merger of a Domestic Guarantor with or into, another Person or the liquidation or dissolution of a Domestic Guarantor following the transfer of all of its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Domestic Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer comply with the conditions set forth in such Article 5 hereof.

 Section 10.7. Suspension of Domestic Guarantee Obligations When Domestic
               Guarantor Senior Indebtedness in Default.
               ----------------------------------------------------------

          (a) Unless Section 10.6 hereof shall be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets or securities of a Domestic Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Domestic Guarantor being subordinated to its Obligations on its Domestic Guarantee) may be made by or on behalf of such Domestic Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Domestic Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Domestic Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Domestic Guarantee following the delivery by the representative of the holders of Domestic Guarantor Senior Indebtedness (the "Domestic Guarantor Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness which constitutes Domestic Guarantor Senior Indebtedness or (ii the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Domestic Guarantor Senior Indebtedness and the acceleration of the maturity of such Designated Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Domestic Guarantor shall, if applicable, resume making any and all required payments in respect of its Obligations under its Domestic Guarantee.

          (b) Unless Section 10.6 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Domestic Guarantor Senior Indebtedness of any Domestic Guarantor, no payment or distribution of any assets or securities of such Domestic Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such
Domestic Guarantor being subordinated to its Obligations on its Domestic Guarantee) shall be made by such Domestic Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of any of its Obligations on its Domestic Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Domestic Guarantor (or any U.S. Restricted Subsidiary or U.S. Subsidiary of such Domestic Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Domestic Guarantee for a period (a "Domestic Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Domestic Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full in cash and the Trustee has been so notified either by the Domestic Guarantor Representative or such Domestic Guarantor or (z) such Domestic Guarantee Payment Blockage Period shall have been terminated by written notice to such Domestic Guarantor or the Trustee from the Domestic Guarantor Representative, after which, in the case of clause (x), (y) or (z), such Domestic Guarantor shall resume making any and all required payments in respect of its Obligations on its Domestic Guarantee, including, if applicable, any missed payments. Notwithstanding any other provisions of this Indenture, no event of default with respect to Designated Senior Indebtedness which constitutes Domestic Guarantor Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Domestic Guarantee Payment Blockage Period initiated by the Domestic Guarantor Representative shall be, or be made, the basis for the commencement of a second Domestic Guarantee Payment Blockage Period initiated by the Domestic Guarantor Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Domestic Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.7(b)(the "Initial Domestic Guarantee Blockage Period"). Any number of additional Domestic Guarantee Payment Blockage Periods may be commenced during the Initial Domestic Guarantee Blockage Period; provided, however, that no such additional Domestic
                           --------  -------
Guarantee Payment Blockage Period shall extend beyond the Initial Domestic Guarantee Blockage Period. After the expiration of the Initial Domestic Guarantee Blockage Period, no Domestic Guarantee Payment Blockage Period may be commenced under this Section 10.7(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Domestic Guarantee Blockage Period.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Domestic Guarantor prohibited by the foregoing provisions of this Section 10.7, then and in such event such payment shall be paid over and delivered forthwith to the Domestic Guarantor Representative initiating the Domestic Guarantee Payment Blockage Period, in trust for distribution to the holders of Domestic Guarantor Senior Indebtedness or, if no amounts are then due in respect of Domestic Guarantor Senior Indebtedness, promptly returned to the Domestic Guarantor, or as a court of competent jurisdiction shall direct.

 Section 10.8. Subrogation to Rights of Holders of Domestic Guarantor Senior
               Indebtedness.
               -------------------------------------------------------------

          Upon the payment in full of all amounts payable under or in respect of all Domestic Guarantor Senior Indebtedness of a Domestic Guarantor, the Holders shall be subrogated to the rights of the holders of such Domestic Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Domestic Guarantor made on such Domestic Guarantor Senior Indebtedness until all amounts due to be paid under the Domestic Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Domestic Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Domestic Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among each Domestic Guarantor, its creditors other than holders of Domestic Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Domestic Guarantor to or on account of such Domestic Guarantor Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Domestic Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Domestic Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Domestic Guarantor Senior Indebtedness in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Domestic Guarantor Senior Indebtedness in full in cash.

 Section 10.9. Domestic Guarantee Subordination Provisions Solely to Define
               Relative Rights.
               ------------------------------------------------------------

          The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Domestic Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Domestic Guarantor, its creditors other than holders of its Domestic Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Domestic Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Domestic Guarantee in accordance with its terms; or (b) affect the relative rights against such Domestic Guarantor of the Holders of the Notes and creditors of such Domestic Guarantor other than the holders of the Domestic Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Domestic Guarantor Senior Indebtedness (1) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 10.6 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.7 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.7(c) hereof.

          The failure by any Domestic Guarantor to make a payment in respect of its obligations on its Domestic Guarantee by reason of any provision of this
Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.


 Section 10.10. Rights of Trustee as a Holder of Domestic Guarantor Senior
                Indebtedness; Preservation of Trustee's Rights.
                ----------------------------------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Domestic Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Domestic Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

 Section 10.11. Trustee's Relation to Domestic Guarantor Senior Indebtedness.
                -------------------------------------------------------------

          With respect to the holders of Domestic Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Domestic Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Domestic Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Domestic Guarantor Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Issuer or any other Person moneys or assets to which any holder of Domestic Guarantor Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

 Section 10.12. Trustee to Effectuate Subordination.
                -----------------------------------

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of a Domestic Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Domestic Guarantor owing to such Holder pursuant to a Domestic Guarantee in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Domestic Guarantor Senior Indebtedness, or any Domestic

Guarantor Representative, may file such a claim on behalf of Holders of the Notes.

 Section 10.13. No Waiver of Subordination Provisions.
                -------------------------------------

          (a) No right of any present or future holder of any Domestic Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or a Domestic Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer or a Domestic Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 10.13, the holders of Domestic Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this
Article 10 or the obligations hereunder of the Holders of the Notes to the holders of Domestic Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Domestic Guarantor Senior Indebtedness or any instrument evidencing the same (or any agreement under which Domestic Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Domestic Guarantor Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Domestic Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against a Domestic Guarantor and any other Person; provided, however, that in no event shall any such actions
                  --------  -------
limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

 Section 10.14.  Notice to Trustee.
                 -----------------

          (a) The Issuer and the Domestic Guarantors shall give prompt written notice to the Trustee of any fact known to the Issuer or such Domestic Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of a Guarantee. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of a Domestic Guarantee, unless and until the Trustee shall have received written notice thereof from the Issuer, a Domestic Guarantor or a holder of Domestic Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.14, shall be entitled in all respects to assume that no such facts exist.

          (b) Subject to the provisions of Section 7.1 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, the Issuer and a Domestic Guarantor by a Person representing itself to be a holder of Domestic Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Domestic Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Issuer or
           --------  -------
a Domestic Guarantor shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Domestic Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Domestic Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.



 Section 10.15.   Reliance on Judicial Order or
                  Certificate of Liquidating Agent.
                  --------------------------------

          Upon any payment or distribution of assets of the Issuer or a Guarantor referred to in this Article 10, the Trustee, subject to the provisions of Section 7.1 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, Domestic Guarantor Senior Indebtedness, Canadian Guarantor Senior Indebtedness and other Indebtedness of the Issuer or a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

 Section 10.16.  Article Applicable to Paying Agents.
                 -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

 Section 10.17.  No Suspension of Remedies.
                 -------------------------

          Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Domestic Guarantor Senior Indebtedness.

 Section 10.18.   Canadian Guarantee Obligations Senior Ranking.
                  ----------------------------------------------

          Each Canadian Guarantor, by execution of a Canadian Guarantee, will covenant and agree, and each Holder of Notes, by its acceptance thereof likewise covenants and agrees that the Indebtedness represented by the Canadian Guarantee and the payment of any obligations pursuant to the Canadian Guarantee will rank pari passu with all Canadian Guarantor Senior Indebtedness.
---- -----


                                  ARTICLE 11.

                                 MISCELLANEOUS

 Section 11.1.   Trust Indenture Act Controls.
                 ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

 Section  11.2.  Notices.
                 -------

          Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Issuer, Pierce Leahy
          or any other Guarantor:

          Pierce Leahy Corp.
          631 Park Avenue
          King of Prussia, Pennsylvania 19406
          Attention: Chief Financial Officer
          Fax Number: (610) 992-8394

          Copy to:

          Cozen and O'Connor
          1900 Market Street
          Philadelphia, Pennsylvania 19103
          Attention: Richard J. Busis, Esq.
          Fax Number: (215) 665-2013

          If to the Trustee:

          The Bank of New York
          101 Barclay Street - 21W
          New York, New York  10286
          Attention: Corporate Trust Administration
          Fax Number: (212) 815-5915

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Issuer, Pierce Leahy, any other Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

 Section 11.3. Communications by Holders with Other Holders.
               --------------------------------------------

          Noteholders may communicate pursuant to TIA (S)312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, Pierce Leahy, the other Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

 Section 11.4.  Certificate and Opinion as to Conditions
                Precedent.
                ----------------------------------------

          Upon any request or application by the Issuer, Pierce Leahy or any other Guarantor to the Trustee to take any action under this Indenture, the Issuer and Pierce Leahy shall furnish to the Trustee at the request of the
Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

 Section 11.5.   Statements Required in Certificate
                 and Opinion.
                 ----------------------------------

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

 Section 11.6. When Treasury Notes Disregarded.
               -------------------------------

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, Pierce Leahy, any other Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, Pierce Leahy, any other Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

 Section 11.7.  Rules by Trustee and Agents.
                ---------------------------

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

 Section 11.8.  Business Days; Legal Holidays.
                -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

 Section 11.9. Governing Law.
               -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AND ANY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

 Section 11.10.  No Adverse Interpretation of
                 Other Agreements.
                 ---------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer, Pierce Leahy or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

 Section 11.11.  No Recourse Against Others.
                 --------------------------

          No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, Pierce Leahy or any other Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any shareholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Issuer, Pierce Leahy or any other Guarantor of any successor corporation or against the property or assets of any such shareholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Issuer, Pierce Leahy or any other Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and any Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any shareholder, officer, employee, partner, affiliate, beneficiary or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every shareholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

 Section 11.12.  Successors.
                 ----------

          All agreements of the Issuer, Pierce Leahy and the other Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

 Section 11.13.  Multiple Counterparts.
                 ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

 Section 11.14. Table of Contents, Headings, etc.
                ---------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

 Section 11.15.  Separability.
                 ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Issuer's and Pierce Leahy's corporate seals to be hereunto affixed and attested, all as of the date and year first written above.

                         PIERCE LEAHY COMMAND COMPANY



                         By:  /s/ Joseph P. Linaugh
                              -------------------------
                              Name: Joseph P. Linaugh
                              Title: Vice President
ATTEST:

/s/ Lisa G. Goldschmidt
-------------------------
Name: Lisa G. Goldschmidt
Title: Asst. Secretary

                         PIERCE LEAHY CORP., for itself and
                         as a Domestic Guarantor


                         By:  /s/ Joseph P. Linaugh
                              -------------------------
                              Name: Joseph P. Linaugh
                              Title: Vice President
ATTEST:

/s/ Lisa G. Goldschmidt
-------------------------
Name: Lisa G. Goldschmidt
Title: Asst. Secretary

                         The Bank of New York,
                         as Trustee


                         By:  /s/ Lucille Firrincieli
                              -----------------------------
                              Name: Lucille Firrincieli
                              Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------
                                                                  (FACE OF NOTE)


                                  FACE OF NOTE


          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE 2 OF THE INDENTURE.

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS OF THIS NOTE THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE ISSUER, (2)

SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. ANY TRANSFEREE OF THIS NOTE SHALL BE DEEMED TO HAVE REPRESENTED EITHER (X) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS NOTE OR (Y) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE NOTE WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(a) OF ERISA).

                                                                          CUSIP:


Number:

                          PIERCE LEAHY COMMAND COMPANY

                          8-1/8% SENIOR NOTE DUE 2008

          Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Issuer", which term includes any successor corporation), for value received promises to pay to _______________ or registered assigns the principal sum of ______________ Dollars, on May 15, 2008.

     Interest Payment Dates:  May 15 and November 15, commencing November 15,
1998

     Record Dates:  May 1 and November 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                         PIERCE LEAHY COMMAND COMPANY


                                    By: ___________________________

                                    By: ___________________________

                         [SEAL]



CERTIFICATE OF AUTHENTICATION:

This is one of the 8-1/8% Senior Notes due 2008 referred to in the within mentioned Indenture

Dated:

The Bank of New York,
as Trustee


By: _____________________________
     Authorized Signatory

                                                                  (REVERSE SIDE)


                          PIERCE LEAHY COMMAND COMPANY

                          8-1/8% SENIOR NOTE DUE 2008

I.  INTEREST.

          Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Issuer"), promises to pay interest on the principal amount of this Note semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing on November 15, 1998, at the rate of 8-1/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Issuer shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes. Interest on the Notes is subject to increase as provided herein in Paragraph VIII.

II.  METHOD OF PAYMENT.

          The Issuer will pay interest on this Note provided for in Paragraph I above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuer may pay principal, premium, if
               --------  -------
any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

III.  PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuer, Pierce Leahy Corp., a Pennsylvania corporation ("Pierce Leahy"), nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

IV.  INDENTURE; RESTRICTIVE COVENANTS.

          The Issuer issued this Note under an Indenture dated as of April 7, 1998 (the "Indenture") by and among the Issuer, Pierce Leahy and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Issuer limited to $135,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of preferred stock by the Issuer, Pierce Leahy and their subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Issuer, Pierce Leahy and their subsidiaries, certain other restricted payments by the Issuer, Pierce Leahy and their subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and a provision regarding change-of-control of Pierce Leahy transactions. The restrictions are subject to a number of important qualifications and exceptions.

V.  OPTIONAL REDEMPTION.

          The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after May 15, 2003 at the redemption prices set forth in
Section 3.7 of the Indenture, together, in each case, with accrued and unpaid interest to the redemption date.

          In addition, the Issuer, at its option, may redeem Notes out of the Net Proceeds of one or more Public Equity Offerings at the redemption price, in the amount and under the terms set forth in the Indenture.

          In addition, the Issuer, at its option, may redeem the Notes as a whole, but not in part, in the event the Issuer has become or would become obligated to pay any Additional Amounts under the terms set forth in the Indenture.

VI.  NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuer shall fail to redeem any such Note or portion thereof.

VII.  OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuer is also required to make an offer to purchase Notes upon occurrence of a Change of Control of Pierce Leahy in accordance with procedures set forth in the Indenture.

VIII.  THE REGISTRATION AGREEMENT.

          The Holder of this Note is entitled to the benefits of a Registration Agreement, dated as of April 2, 1998 among the Issuer, Pierce Leahy and Salomon Brothers Inc (as such may be amended from time to time, the "Registration Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Agreement.

          In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission within 90 days after the Issue Date, (ii) within 180 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (iii) within 210 days of the Issue Date, neither the Registered Exchange Offer has been consummated with respect to all Notes validly tendered in accordance with the terms of the Registered Exchange Offer nor the Shelf Registration Statement has been declared effective, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Notes or the Exchange Notes at any time that the Issuer is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement
(each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), the sole remedy available to holders of Registrable Securities is that interest ("Special Interest") will accrue on such Notes and Exchange Notes during the time that they constitute Registrable Securities (in addition to the interest described above) from and including the date on which any Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured or with respect to any Note or Exchange Note, it ceases to be a Registrable Security. Special Interest shall accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such Special Interest exceed 1.00% per annum in the aggregate above the interest rate stated on the face of the Notes regardless of the number or duration of Registration Defaults.

          There shall not be deemed to exist a Registration Default (a) with respect to any delay in meeting the time periods set forth in clauses (i) -
(iii) above or keeping a Registratioln Statement continuously effective under clause (iv) above during any period when the reason for such delay or lack of continuous effectiveness is that a holder of Registrable Securities has failed to provide the Issuer the information required to be provided to the Issuer by such holder in the Registration Agreement following a request by the Issuer to each such holder of Registrable Securities for such required information or (b) with respect to clause (iv) above, during any period the Issuer has not kept the Registration Statement continuously effective because it has determined in good faith and for valid business reasons (not including avoidance of the Issuer's obligations under the Registration Agreement), including without limitation the acquisition or divestiture of assets, to take action which would cause the continuous effectiveness of such Registration Statement not to be maintained, provided the Issuer promptly thereafter complies with the requirements of
Section 4(k) of the Registration Agreement, if applicable.

IX.  DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption for a period of 15 days before the day of mailing of the notice of redemption of any such Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

X.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

XI.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to money must look only to the Issuer for payment as general creditors unless an "abandoned property" law designates another person.

XII.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuer, Pierce Leahy, any other Guarantors, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuer, Pierce Leahy, any other Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

XIII.  SUCCESSOR ENTITY.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

XIV.  DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(6) or (7) of the Indenture with respect to the Issuer or Pierce Leahy) occurs and is continuing, the Trustee by notice to Pierce Leahy or the Issuer, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer, Pierce Leahy and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five Business Days after receipt by the Issuer or Pierce Leahy and the Representative of notice of the acceleration of the Notes; provided, however, that after such
                                         --------  -------
acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.1(6) or (7) of the Indenture with respect to the Issuer or Pierce Leahy occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

XV.  TRUSTEE DEALINGS WITH THE ISSUER.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Guarantor or their Affiliates, and may otherwise deal with the Issuer, any Guarantor or their Affiliates, as if it were not Trustee.

XVI.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or shareholder, as such, of the Issuer, Pierce Leahy or any other Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration or the issuance of this Note.

XVII.  GUARANTEES.

          This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Domestic Guarantors and the Canadian Guarantors, the Trustee and the Holders.

XVIIII.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer with certain conditions set forth in the Indenture.

XIX.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

XX.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

XXI. GOVERNING LAW.

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AND EACH GUARANTOR, IF ANY, AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

          THE ISSUER WILL FURNISH TO ANY HOLDER OF THIS NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
PIERCE LEAHY COMMAND COMPANY, c/o PIERCE LEAHY CORP., 631 PARK AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406, ATTENTION: CHIEF FINANCIAL OFFICER.

XXII. AUTHENTICATION.

          This Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Note.

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

Your Signature: _____________________

Sign exactly as your name appears on the other side of this Note.


Signature Guarantee: _______________________
(Signature must  be  guaranteed)



          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the issuance of the Note (or any predecessor Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                     [Check one]
                     -----------

(1)  [_]             to the Issuer, Pierce Leahy Corp. or a subsidiary thereof;
                     or

(2)  [_]             pursuant to and in compliance with Rule 144A under the
                     Securities Act of  1933, as amended; or

(3)  [_]             outside the United States to a "foreign person"  in
                     compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)  [_]             pursuant to the exemption from registration provided by
                     Rule 144 under the Securities Act of 1933, as amended; or

(5)  [_]             pursuant to an effective registration statement under the
                     Securities Act of 1933, as amended; or

(6)  [_]             pursuant to another available exemption from the
                     registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     [_]             The transferee is an Affiliate of the Issuer.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

     If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article 2 of the Indenture shall have been satisfied.

 Dated: _______________________   Signed: ___________________________________
                                          (Sign exactly as name appears on the
                                           other side of this Note)


 Signature Guarantee: _______________________________________________________

               TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

 Dated: ________________     ______________________________________________
                             NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

     [_]    Section 4.10        [_]     Section 4.19

          If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased:


$ _______________________
(multiple of $1,000)

Date: ___________________


               Your Signature: ___________________________________________

               (Sign exactly as your name appears on the face of this Note)


__________________________
Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------


                        FORM OF LEGEND FOR GLOBAL NOTES

                                  FACE OF NOTE


          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE 2 OF THE INDENTURE.

                                                             CUSIP:


Number:

                          PIERCE LEAHY COMMAND COMPANY

                          8-1/8% SENIOR NOTE DUE 2008

          Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Issuer", which term includes any successor corporation), for value received promises to pay to _______________ or registered assigns the principal sum of ______________ Dollars, on May 15, 2008.

     Interest Payment Dates:  May 15 and November 15, commencing November 15,
1998

     Record Dates:  May 1 and November 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                         PIERCE LEAHY COMMAND COMPANY


                               By: ________________________________

                               By: ________________________________

                               [SEAL]



CERTIFICATE OF AUTHENTICATION:

This is one of the 8-1/8% Senior Notes due 2008 referred to in the within mentioned Indenture

Dated:

The Bank of New York,
as Trustee


By: _________________________
     Authorized Signatory

                                                                  (REVERSE SIDE)


                          PIERCE LEAHY COMMAND COMPANY

                          8-1/8% SENIOR NOTE DUE 2008

I.   INTEREST.

          Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Issuer"), promises to pay interest on the principal amount of this Note semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing on November 15, 1998, at the rate of 8-1/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Issuer shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes.

II.  METHOD OF PAYMENT.

          The Issuer will pay interest on this Note provided for in Paragraph I above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuer may pay principal, premium, if
               --------  -------
any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

III. PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuer, Pierce Leahy Corp., a Pennsylvania corporation ("Pierce Leahy"), nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

IV.  INDENTURE; RESTRICTIVE COVENANTS.

          The Issuer issued this Note under an Indenture dated as of April 7, 1998 (the "Indenture") by and among the Issuer, Pierce Leahy and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Issuer limited to $135,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of preferred stock by the Issuer, Pierce Leahy and their subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Issuer, Pierce Leahy and their subsidiaries, certain other restricted payments by the Issuer, Pierce Leahy and their subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and a provision regarding change-of-control of Pierce Leahy transactions. The restrictions are subject to a number of important qualifications and exceptions.

V.   OPTIONAL REDEMPTION.

          The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after May 15, 2003 at the redemption prices set forth in
Section 3.7 of the Indenture, together, in each case, with accrued and unpaid interest to the redemption date.

          In addition, the Issuer, at its option, may redeem Notes out of the Net Proceeds of one or more Public Equity Offerings at the redemption price, in the amount and under the terms set forth in the Indenture.

          In addition, the Issuer, at its option, may redeem the Notes as a whole, but not in part, in the event the Issuer has become or would become obligated to pay any Additional Amounts, in the amount and under the terms set forth in the Indenture.

VI.  NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuer shall fail to redeem any such Note or portion thereof.

VII. OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuer is also required to make an offer to purchase Notes upon occurrence of a Change of Control of Pierce Leahy in accordance with procedures set forth in the Indenture.

VIII. DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption for a period of 15 days before the day of mailing of the notice of redemption of any such Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

IX.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

X.   UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to money must look only to the Issuer for payment as general creditors unless an "abandoned property" law designates another person.

XI.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuer, Pierce Leahy, any other Guarantors, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuer, Pierce Leahy, any other Guarantors, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

XII. SUCCESSOR ENTITY.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

XIII. DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(6) or (7) of the Indenture with respect to the Issuer or Pierce Leahy) occurs and is continuing, the Trustee by notice to Pierce Leahy or the Issuer, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer, Pierce Leahy and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five Business Days after receipt by the Issuer or Pierce Leahy and the Representative of notice of the acceleration of the Notes; provided, however, that after such
                                         --------  -------
acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.1(6) or
(7) of the Indenture with respect to the Issuer or Pierce Leahy occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

XIV. TRUSTEE DEALINGS WITH THE ISSUER.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Domestic Guarantor or their Affiliates, and may otherwise deal with the Issuer, any Domestic Guarantor or their Affiliates, as if it were not Trustee.

XV.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or shareholder, as such, of the Issuer, Pierce Leahy or any other Guarantor shall not have any liability for any obligations of the Issuer or any Domestic Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration or the issuance of this Note.

XVI. GUARANTEES.

          This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Domestic Guarantors and the Canadian Guarantors, the Trustee and the Holders.

XVII. DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer with certain conditions set forth in the Indenture.

XVIII. ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

XIX. CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

XX.  GOVERNING LAW.

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AND EACH GUARANTOR, IF ANY, AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

          THE ISSUER WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: PIERCE LEAHY COMMAND

COMPANY, c/o PIERCE LEAHY CORP., 631 PARK AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406, ATTENTION: CHIEF FINANCIAL OFFICER.

XXI. AUTHENTICATION.

          This Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Note.

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Date: ____________________________


Your Signature: ______________________________

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee: _____________________________
(Signature must be guaranteed)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.19 of the Indenture, check the box: [_]

          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or 4.19 of the Indenture, state the amount: $

Date: ________________     Your Signature: ______________________________

                           (Sign exactly as your name appears on the other
                            side of the Note)


Signature Guarantee: ________________________________________________
                               (Signature must be guaranteed)

                                                                       EXHIBIT C
                                                                       ---------


                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------

                                                      [            ], [        ]

[                   ]
[                   ]
[                   ]


               Re: Pierce Leahy Command Company (the "Issuer") 8-1/8% Senior Notes due 2008 (the "Notes")
                    ---------------------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $______ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By: __________________________
                                    Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                      Form of Certificate To Be Delivered
                      in Connection with Certain Transfers
                             Pursuant to Rule 144A
                             ---------------------


                                                      [            ], [        ]

[                   ]
[                   ]
[                   ]


               Re: Pierce Leahy Command Company (the "Issuer") 8-1/8% Senior Notes due 2008 (the "Notes")
                    ---------------------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $______ aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and such person and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any such state of the United States.

          You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferor]


                              By: _________________________________
                                    Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------


                           FORM OF DOMESTIC GUARANTEE

          The undersigned (the "Domestic Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other domestic guarantors under the Indenture dated as of April 7, 1998 by and among Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Issuer"), Pierce Leahy Corp., a Pennsylvania corporation, for itself and as a Domestic Guarantor, and The Bank of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Domestic Guarantor to the Noteholders and to the Trustee pursuant to this Domestic Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Domestic Guarantee.

Dated:

          IN WITNESS WHEREOF, the undersigned has caused this Domestic Guarantee to be duly executed as of the date written above.


                         Domestic Guarantor:


                         By: _____________________________
                              Name:
                              Title:

                                                                       EXHIBIT F
                                                                       ---------


                           FORM OF CANADIAN GUARANTEE

          The undersigned (the "Canadian Guarantor") hereby unconditionally guarantees, on a senior basis, jointly and severally with all other Canadian guarantors under the Indenture dated as of April 7, 1998 by and among Pierce Leahy Command Company, a Nova Scotia unlimited liability company (the "Issuer"), Pierce Leahy Corp., a Pennsylvania corporation, for itself and as a Domestic Guarantor, and The Bank of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Canadian Guarantor to the Noteholders and to the Trustee pursuant to this Canadian Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Canadian Guarantee.

Dated:

          IN WITNESS WHEREOF, the undersigned has caused this Canadian Guarantee to be duly executed as of the date written above.


                         Canadian Guarantor:


                         By: _____________________________
                              Name:
                              Title:


                                      F-2